                                                                  EXHIBIT 10.23




                                 DEED OF LEASE

                                 BY AND BETWEEN

                    WEST*PARK ASSOCIATES LIMITED PARTNERSHIP

                                  ("Landlord")

                                      AND

                                  LCC, L.L.C.

                                   ("Tenant")




                              Northampton Building
                            7925 Jones Branch Drive
                               McLean, VA  22102

                            Fairfax County, Virginia


                               Dated May 17, 1996

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
SECTION 1 - BASIC LEASE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2 - DEMISE AND TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 3 - TENANT IMPROVEMENT ALLOWANCE; BASE BUILDING ALLOWANCE . . . . . . . . . . . . . . .   3

SECTION 4 - DELIVERY OF THE PREMISES TO TENANT  . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 5 - BASE RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 6 - ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 7 - SERVICES BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

SECTION 8 - UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 9 - USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 10 - COMPLIANCE WITH LAWS AND BUILDING REGULATIONS  . . . . . . . . . . . . . . . . . .   19

SECTION 11 - ALTERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 12 - LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SECTION 13 - TENANT'S REPAIR OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SECTION 14 - INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION 15 - DAMAGE BY FIRE OR OTHER CASUALTY . . . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION 16 - CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

SECTION 17 - ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

SECTION 18 - INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

SECTION 19 - SURRENDER OF THE PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

SECTION 20 - ESTOPPEL CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

SECTION 21 - SUBORDINATION AND ATTORNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

SECTION 22 - QUIET ENJOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

SECTION 23 - SIGNS AND FURNISHINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

SECTION 24 - DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

SECTION 25 - SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 26 - LANDLORD'S LIEN AND SECURITY INTEREST  . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 27 - RENEWAL OPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

SECTION 28 - GUARANTEE OF LANDLORD'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . .   44

SECTION 29 - CAFETERIA SPACE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

SECTION 30 - ATTORNEYS' FEES AND LEGAL EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .   44

SECTION 31 - NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

SECTION 32 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

EXHIBITS

EXHIBIT A-I               FIRST PHASE PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT A-2               SECOND PHASE PREMISES . . . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT B                 LAND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT C                 TITLE EXCEPTIONS AND ENCUMBRANCES
                          -- AFFECTING LAND . . . . . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT D                 RENTABLE AREA OF PREMISES . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT E                 WORK AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT F                 ENVIRONMENTAL INVESTIGATIONS  . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT G                  DECLARATION OF COMMENCEMENT DATE . . . . . . . . . . . . . . . . . . Attached
EXHIBIT H                 INTENTIONALLY DELETED . . . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT I                 INTENTIONALLY DELETED . . . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT J                 CLEANING SPECIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT K                 HVAC SPECIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT L                 RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . Attached
EXHIBIT M                 FORM NON-DISTURBANCE AGREEMENT  . . . . . . . . . . . . . . . . . . . Attached

                                 DEED OF LEASE


     THIS DEED OF LEASE (this "Lease") is made and entered into this 17th day of May, 1996 (the "Effective Date") by and between WEST*PARK ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership ("Landlord") and LCC, L.L.C., a Delaware limited liability company ("Tenant"), upon all terms set forth in this Lease and in all Exhibits hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:


                     SECTION 1 - BASIC LEASE INFORMATION

Section 1.01 Each reference to this Lease to information and definitions contained in this Section 1, and each use of the terms capitalized and defined in this Section 1.01, shall be deemed to refer to, and shall have the following meanings:

     A.   Building: Northampton Building
                    7925 Jones Branch Drive
                    McLean, Virginia 22102

     B. Premises: The entire floor area located in the Building, as shown on the floor plans attached hereto as Exhibit A-1 and Exhibit A-2. The "First Phase Premises" shall consist of the ground floor, and the fourth (4th), fifth (5th) and sixth (6th) floors, or such other floors as are mutually agreed to in writing by Landlord and Tenant. The "Second Phase Premises" shall consist of the first (1st), second
          (2nd) and third (3rd) floors, or such other floors as are mutually agreed to in writing by Landlord and Tenant. The First Phase Premises are shown on the floor plans attached hereto as Exhibit A-1; the Second Phase Premises are shown on the floor plans attached hereto as Exhibit A-2.

     C.   Term:  Ten (10) years, four (4) months.

     D.   Anticipated Commencement Date:  March 1, 1997.

     E. Rentable Area of the Premises: 155,339 Rentable Square Feet, as stipulated by the parties hereto and as shown on Exhibit D.

     F.   Tenant's Proportionate Share (Operating Expenses):  100%.

     G.   Tenant's Proportionate Share (Real Estate Taxes):  100%.

     H.   Base Rent:  See Section 5.

     I. Base Operating Expenses: The actual Operating Expenses incurred during the Base Year, "grossed up" in accordance with
          Section 6.01(d).

     J.   Base Year:  Calendar Year 1997.

     K. Base Real Estate Taxes: The actual Real Estate Taxes assessed against the Building during the first Fully Assessed Year (hereinafter defined).

     L.   Security Deposit:  $245,953.42 (one month's Base Rent).

     M.   Landlord's Address for Notices:

               WEST*PARK ASSOCIATES LIMITED PARTNERSHIP
               c/o G.T. HALPIN
               1600 Anderson Road
               McLean, Virginia 22102

          with a copy to:

               WEST*GROUP, INC.
               Attn:  General Counsel
               1600 Anderson Road
               McLean, Virginia 22102

     N.   Tenant's Address for Notices:

          Prior to Commencement Date:

               2300 Clarendon Boulevard, Suite 800
               Arlington, Virginia 22201
               Attention:  Facilities Manager (with a copy to the
                           General Counsel)

          After the Commencement Date:

               The Premises
               Attention:  Facilities Manager (with a copy to the
                           General Counsel)

     O. Lease: Collectively refers to this Deed of Lease, together with the Exhibits, which are attached hereto and incorporated herein by this reference.

     P.   Brokers:  Cushman & Wakefield
                    The Carey Winston Company


                         SECTION 2 - DEMISE AND TERM

Section 2.01 Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term (hereinafter defined), subject to, the provisions hereof, and subject to any easements, covenants, restrictions or agreements (the "Title Restrictions") currently affecting the Land (as more particularly described on Exhibit C attached hereto), and such future Title Restrictions affecting the Land which do not materially, adversely affect Tenant's ability to use the Premises for the purposes described in this Lease or cause Tenant to incur any cost or expense not otherwise identified in this Lease. The lease of the Premises to Tenant shall include the right, together with members of the public, to use the common public areas of the land on which the Building is located (the "Land," as more particularly shown on Exhibit B hereto), together with the right to use the loading docks, the Roof (as defined in and subject to the provisions of Section 11 of this Lease), accessways, roads, driveways, sidewalks, exterior ramps and parking facilities on the Land (the "Common Areas").

Section 2.02 Landlord represents and warrants to Tenant that (a) no person or entity owns any interest (other than legal title held by trustees under a deed of trust) in the Building or the Land (collectively, the "Project") except for the entity described as "Landlord" herein, and such Landlord owns fee simple title to the Project, and none of the Title Restrictions affecting the Land would prevent the use of the Premises for the purposes described in this Lease or cause Tenant to incur any cost or expense not otherwise identified in this Lease; (b) the Land is zoned C-3; (c) Landlord is a limited partnership duly organized under the laws of the Commonwealth of Virginia ("Commonwealth") and in good standing in the Commonwealth, and has full right, power and authority to execute, deliver and perform this Lease; (d) the person executing this Lease on behalf of Landlord is authorized to do so by any and all necessary actions by the limited partnership, and (e) as of the date hereof, no litigation has been initiated or, to Landlord's actual knowledge, threatened against Landlord or against the Project which, if adversely determined, would impair Landlord's ability to execute, deliver or perform this Lease. Landlord agrees to obtain, at Tenant's expense (in accordance with the Work Agreement attached hereto as Exhibit E): (i) the building permit and any other permits necessary to construct the Building Renovations (as defined in the Work Agreement) and the Tenant Improvements (as defined in the Work Agreement), and (ii) the nonresidential use permit necessary for Tenant's occupancy of the Premises. Tenant agrees to obtain any permits necessary to construct work performed by Tenant's Specialty Contractors (as defined in the Work Agreement). Landlord represents and warrants to Tenant that: (A) as of the Commencement Date, the base building systems and the sprinkler and life safety system (as described in the Work Agreement) serving the First Phase Premises shall be in good working condition and in a good state of repair, and shall comply with all Legal Requirements (hereinafter defined); and (B) as of the Full Premises Date (hereinafter defined), the Building, including all base building systems and the sprinkler and life safety system described in the Work Agreement, shall be in good working condition and in a good state of repair, and shall comply with all Legal Requirements.

Section 2.03 Landlord shall have no obligation to make any improvements or modifications to the Premises except as provided in, or required by the terms of, this Lease or the Work Agreement (hereinafter defined). The initial Term of this Lease shall be for the period specified in Section 1.01.C, above, and shall begin at midnight on the Commencement Date (hereinafter defined) and shall, unless this Lease is sooner terminated in accordance with the provisions of this Lease, end at midnight on June 30, 2007 (the "Expiration Date"); provided, however, that if for any reason the Expiration Date shall be a day other than the final day of a calendar month, then the Term of this Lease shall be extended so that it will expire on the last day of the calendar month in which the Expiration Date takes place. As used in this Lease, the phrase "Term" refers to the initial Term and any Renewal Term(s) (hereinafter defined) exercised by Tenant pursuant to Section 27 of this Lease.


      SECTION 3 - TENANT IMPROVEMENT ALLOWANCE; BASE BUILDING ALLOWANCE

Landlord agrees to provide Tenant with the Tenant Improvement Allowance and the Base Building Allowance, as such terms are defined in, and pursuant to the terms of, the Work Agreement.


                SECTION 4 - DELIVERY OF THE PREMISES TO TENANT

Section 4.01 Commencement Date. The Term shall commence on a date (the "Commencement Date") which is the later to occur of: (a) the date on which the Tenant Improvements for the First Phase Premises and the Building Renovations for the First Phase Premises have been substantially completed (or, but for a "Tenant Delay" (as defined in the Work Agreement), would have been substantially completed) in accordance with the terms of the Work Agreement; or (b) March 1, 1997 (the "Anticipated Commencement Date"). Notwithstanding the foregoing, upon Landlord's repossession of the Building from the existing tenant (which Landlord will attempt to accomplish by July 1, 1996), Tenant shall have access to the Building at all reasonable times, subject to Landlord's reasonable availability, to conduct Tenant's design activities, provided that (x) Landlord shall have the right to have a representative present during the period of Tenant's access, (y) Tenant shall not interfere with completion of the Building Renovations, and (z) such early entry by Tenant shall be subject to all applicable provisions of this Lease, except the payment of Rent. The terms "substantially complete" and

"substantial completion" shall mean the time when: (i) the construction of the Tenant Improvements and Building Renovations for the applicable Phase have been completed and are broom clean and in good working order, substantially in accordance with the requirements of the final Base Building Plans (as defined in the Work Agreement) or the Tenant's Plans (as defined in the Work Agreement), respectively, except for punch list items which do not interfere with the use of the Building or the appropriate Phase of the Premises for their intended purposes, such that Tenant can use and occupy the appropriate Phase of the Premises for the purposes and uses for which they are intended hereunder, (ii) with respect to the Building Renovations only: (A) public entrances necessary to comply with applicable fire codes are unobstructed, (B) all Building systems and utilities necessary for Tenant's use and occupancy of the appropriate Phase of the Premises are installed and operational, (C) the Core Areas (hereinafter defined) in the appropriate Phase of the Premises are substantially complete and fully operational, (D) Landlord has secured and delivered to Tenant the required non-residential use permit to allow full use and occupancy of the appropriate Phase of the Premises, and (E) for the Second Phase Premises only, all public entrances and window glass are unobstructed and free of construction scaffolding and construction materials; and
(iii) Landlord's Architect and the Tenant's Architect (as both are defined in the Work Agreement) certify that (aa) all permits for the lawful occupancy of the appropriate Phase of the Premises have been obtained; and (bb) all of the requirements of clauses (i) and (ii) (A) through (D), above, have been satisfied. (Hereinafter, the first floor lobby, elevator lobbies, elevators, core area restrooms, and telephone, electric and janitors closets, shall be referred to as the "Core Areas".)

Section 4.02 Building Renovation. Landlord shall perform the Building Renovations, a defined in, and subject to the provisions of, the Work Agreement.

Section 4.03   Delays.  See Work Agreement.

Section 4.04 Early Occupancy. In the event that the Tenant Improvements for the First Phase Premises are substantially completed prior to the Anticipated Commencement Date, Tenant may take possession and occupancy of one or more entire floors comprising the First Phase Premises for the conduct of Tenant's business, provided that: (i) such early occupancy shall not affect the determination of the Commencement Date, and (ii) for the period prior to the Commencement Date, Tenant shall pay Rent for the portion of the Premises it so occupies in an amount equal to (A) Six and 50/100 Dollars ($6.50) multiplied by the Rentable Area (as set forth on Exhibit D) so occupied, multiplied by (B) a fraction, the numerator of which is the number of days between the date on which Tenant takes occupancy of the applicable portion of the Premises for the conduct of its business and the Commencement Date, and the denominator of which is 365. Tenant shall have the insurance required pursuant to Section 14 hereof in full force and effect prior to entering the Premises and all relevant terms and conditions of this Lease (except that the payment of Rent shall be as set forth in this Section 4.04) shall be fully applicable to Tenant's early occupancy of the Premises. Landlord agrees that Tenant's entry on the Premises to move and/or install furniture, to install any cabling or wiring, or to undertake any other act that does not constitute the conduct of business in the ordinary course shall not constitute taking occupancy for the conduct of its business and shall not trigger any obligation to pay Rent under this Section 4.04.


                            SECTION 5 - BASE RENT

Section 5.01 Base Rent. Beginning on the Commencement Date, Tenant shall pay to Landlord the Base Rent for the First Phase Premises set forth in
Section 5.02, below (the "Base Rent").  Except as otherwise set forth in
Section 5.04 hereof, Tenant shall pay Base Rent for the entire Premises beginning on the Full Premises Date. Base Rent shall be payable by Tenant on a monthly basis ("Monthly Base Rent"), in advance, without demand, on the first day of each calendar month, in the amounts set forth in Section 5.02, below. The first installment of Monthly Base Rent shall be payable by Tenant on or before the Commencement Date. If the Commencement Date is a date other than the first day of a calendar month, the installment of Monthly Base Rent for such month shall be prorated in an amount equal to the product of the Monthly Base Rent multiplied by a fraction, the numerator being the number of days in the calendar month occurring during the Term, and the denominator being the total number of days for said calendar month. To the extent Tenant has overpaid the first installment of Monthly Base Rent, such overpayment will be credited towards the Monthly Base Rent due for the second calendar month of the Term. After the Full Premises Date, Landlord shall complete the form of Declaration of Commencement Date (the "Declaration") attached hereto and incorporated herein as Exhibit G, and shall deliver the completed Declaration to Tenant. Within ten (10) business days after Tenant receives the completed Declaration from Landlord, and assuming that the Declaration is accurate, Tenant shall execute and return the Declaration to Landlord to confirm the Commencement Date, the Term, Rentable Area in the Premises, the amount of the Tenant Improvement Allowance funded to date and the amount of the commission paid by Landlord to the Brokers (hereinafter defined). Failure to execute the Declaration shall not affect the commencement or expiration of the Term.

Section 5.02 Adjustments to Base Rent. During the Term of this Lease, the Base Rent shall be adjusted on the first day of the Second and each subsequent Lease Year (hereinafter defined) by an amount equal to the product of (i) the Base Rent in effect immediately prior to the Adjustment Date then at hand (which Base Rent shall be annualized if the Lease Year (hereinafter defined) in which the Commencement Date occurs is shorter or longer than a calendar year, and which Base Rent shall not reflect any rental abatement), multiplied by (ii) two percent (2%), as shown on the schedule set forth below in this
Section 5.02. As used herein, the term "Lease Year" shall mean (i) for the first Lease Year, the period between the Commencement Date and June 30, 1998; and (ii) for each Lease Year thereafter, the twelve month period beginning on July 1 and ending on June 30th of the following calendar year. Base Rent payable by Tenant for each Lease Year hereunder shall be as follows:


Lease Year                                     Base Rent/RSF         Monthly Base Rent
- ----------                                     -------------         -----------------
1 (through June 30, 1997)                          $19.00            ($19.00 x RSF in the First
                                                                     Phase Premises / 12)
1 (July 1, 1997 through June 30, 1998)             $19.00            $245,953.42
2                                                  $19.38            $250,872.49
3                                                  $19.77            $255,921.00
4                                                  $20.16            $260,969.52
5                                                  $20.57            $266,276.94
6                                                  $20.98            $271,584.35
7                                                  $21.40            $277,021.22
8                                                  $21.83            $282,587.53
9                                                  $22.26            $288,153.83
10                                                 $22.71            $293,979.06

Section 5.03 Payment. All Base Rent and Additional Rent (as hereinafter defined) shall be paid to Landlord by Tenant when due, without deduction or, except as expressly set forth herein, offset, in lawful money of the United States, at Landlord's address for notices or such other place as Landlord may from time to time designate in writing.

Section 5.04 Phased Occupancy of Premises. Landlord and Tenant acknowledge that the Monthly Base Rent figures set forth in Section 5.02, above, for the first Lease Year of the Term are predicated on the assumption that the Premises shall be (or, but for a Tenant Delay, would have been) available for occupancy (as evidenced by Landlord's receipt of a non-residential use permit therefor) on or before July 1, 1997 (the "Full Premises Date"). In the event that the Second Phase Premises are available for occupancy prior to July 1, 1997, and Tenant, in its sole discretion, occupies one or more entire floors comprising the Second Phase Premises ("Additional Space for the purpose of conducting business therein, Base Rent for the period between the Commencement Date and the Full Premises Date shall increase by an amount equal to Six and 50/100 Dollars ($6.50) multiplied by the Rentable Area (as set forth on Exhibit D) of the Additional Space multiplied by a fraction, the numerator of the number of days between the date of initial occupancy by Tenant of the Additional Space and the Full Premises Date, and the denominator of which is 365. In the event that (a) the Second Phase Premises and/or the Building Renovations for both Phases are substantially completed until after July 1, 1997 (for reasons other than Tenant Delay), and (b) Tenant has not yet occupied one or more entire floors comprising the Second Phase Premises for the purposes of conducting business therein, then Tenant's obligation to pay the full initial Base Rent (i.e., $19.00 per square foot) for the Second Phase Premises shall not commence until the date that the Second Phase Premises and the Building Renovations in both Phases are substantially completed. In the event that Tenant elects to occupy one or more full floors of the Second Phase Premises prior to the Full Premises Date, and the Second Phase Premises and/or the Building Renovations in both Phases have not been substantially completed by the Full Premises Date, Landlord shall use commercially reasonable efforts to substantially complete the Second Phase Premises and/or the Building Renovations in both Phases, as the case may be, as soon after the Full Premises Date as is reasonably possible.

Section 5.05 Survival of Rent Obligation. The obligation of Tenant with respect to the payment of Base Rent and Additional Rent shall survive the termination of this Lease.

Section 5.06 Late Payment Fee; Interest. In the event any installment of Monthly Base Rent and/or any installment of monthly Additional Rent due hereunder is not paid within five (5) calendar days after Tenant receives notice of same (which notice may be sent by regular U.S. Mail or by hand delivery), then Tenant shall also pay to Landlord as Additional Rent a late payment fee ("Late Fee") equal to five percent (5%) of such delinquent installment of Monthly Base Rent and/or installment of monthly Additional Rent; provided, however, that no Late Fee shall be owing unless and until Tenant is late in the payment of its Monthly Base Rent and/or monthly Additional Rent more than once during any twelve (12) month period. In addition to the foregoing late charge, all past due payments of Rent shall bear interest from the date which is thirty (30) days after the due date until paid, at the rate ("Default Rate") which is equal to two percent (2%) above the prime rate of interest from time to time publicly announced by Signet Bank/Virginia, or any successor thereof; provided, however, that the interest sought to be imposed shall not exceed the maximum rate permitted under Federal law or under the laws of the Commonwealth. Payment of a Late Fee and interest shall not cure such default.


                         SECTION 6 - ADDITIONAL RENT

Section 6.01   Operating Expenses.

     (a) Commencing on January 1, 1998 and continuing thereafter throughout the Term, Tenant shall pay on a monthly basis, without demand, as Additional Rent, subject to the provisions of Section 6.03, below, Tenant's Proportionate Share (hereinafter defined) of the amount by which Operating Expenses (as defined in Section 6,01(b) hereof) exceed the Base Operating Expenses (as defined in Section 1.01.I of this Lease). As used herein, "Tenant's Proportionate Share" of Operating Expenses shall be 100%, representing the ratio that the Rentable Area of the Premises bears to the total Rentable Area of the Building. Notwithstanding the foregoing, beginning in calendar year 1998, Controllable Costs (hereinafter defined) included in Operating Expenses during any calendar year shall not exceed Controllable Costs for the prior calendar year by more than five percent (5%) in the aggregate. As used herein, the term "Controllable Costs" shall mean those expenses for the following planned services and scheduled preventive maintenance that are contracted for on an annual basis: (i) wages and other payroll expenses for employees engaged in the maintenance and repair of the Building; (ii) supplies and other general office expenses; (iii) annual service contracts for janitorial and cleaning services, exterminating, grounds maintenance, landscaping and trash removal; (iv) annual service contracts for preventive maintenance of elevators, HVAC and electrical systems;
(v) Landlord's central accounting costs and any annual audit of Operating Expenses; and (vi) the rental value of the management office in the Building. Tenant's payments hereunder shall be made as follows:

          (1) Within ninety (90) days after the commencement of calendar year 1998, and within ninety (90) days after the commencement of each calendar year thereafter, or as soon thereafter as is reasonably practicable, Landlord shall furnish Tenant with Landlord's estimated of the Operating Expenses for the then-current calendar year. On the first day of each calendar month during such year, Tenant shall pay one-twelfth (1/12th) of Tenant's Proportionate Share of the difference between the estimated Operating Expenses for such year and the Base Operating Expenses. If for any reason Landlord has not provided Tenant with Landlord's Operating Expenses estimate on or before the expiration of said ninety (90) day period, then, until the first day of the calendar month following the month in which Tenant is given Landlord's estimate of Operating Expenses, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum payable by Tenant under this
Section 6.01 for the month of December of the preceding calendar year.

          (2) Within ninety (90) days after the commencement of the calendar year 1998, and within ninety (90) days after the commencement of each calendar year thereafter, or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of the actual Operating Expenses for the preceding calendar year (the "Expense Statement"). The Expense Statement shall include (i) a line item for each category included in Operating Expenses and the amount thereof, (ii) any gross-up calculation made pursuant to
Section 6.01(d), below, (iii) receipts for any Real Estate Taxes and (iv) such supporting documentation regarding Operating Expenses as Tenant shall reasonably require. Subject to the provisions of Sections 6.01(a) (3) and 6.03, hereof, Landlord shall refund to Tenant all excess Operating Expense payments made by Tenant during the prior calendar year or Tenant shall pay such underpayment amount as Landlord claims is owing.

          (3) At Tenant's request, Landlord shall meet with Tenant at a mutually convenient time to address any questions Tenant may have about particular Operating Expenses, and Landlord shall provide any such backup documentation as is reasonably requested by Tenant. In addition, Tenant shall have the right, at Tenant's expense, to examine, to copy and to have an audit conducted of all books and records of Landlord pertaining to any Expense Statement. If Tenant elects to hire any third party to assist it with such inspection or audit, such third party must be a certified public accountant or accounting firm working on an hourly rate (and not a contingency fee) basis. In the event that Tenant disputes any of Landlord's determinations set forth in the Expense Statement and Landlord does not justify same to Tenant's sole satisfaction, Tenant may deliver written notice of such dispute (setting forth in reasonable detail the basis for Tenant's dispute) within fourteen (14) months of Tenant's receipt of any Expense Statement, except for the Expense Statement delivered within the first ninety (90) days of 1998, with respect to which Tenant shall have twenty-six (26) months in which to deliver notice of any dispute. Such audit and inspection shall be conducted at a time and place reasonably acceptable to Landlord during normal business hours. If the amount paid by Tenant to Landlord exceeded the amounts to which Landlord was entitled hereunder, and if Landlord does not otherwise dispute the results of the audit pursuant to the terms hereof, Landlord shall credit the amount of such excess against the next installment of Monthly Rent due and payable hereunder. If the amount of Operating Expenses for which Tenant is liable hereunder, as calculated by Landlord and set forth on the Expense Statement, exceeds the correct amount by more than Ten Thousand Dollars ($10,000), Landlord shall promptly reimburse Tenant for the cost of such audit and inspection, up to a maximum cost of Three Thousand Dollars ($3,000.00).
If the results of such audit show that the Operating Expenses calculated by Landlord did not exceed the correct amount, Tenant shall reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord in connection with Tenant's audit, up to a maximum cost of Three Thousand Dollars ($3,000.00).
In addition, if, as the result of Landlord's reconciliation of its Expense Statement, or of any inspection, audit or review of Landlord's books and records by Landlord, a tenant of the Building other than Tenant or any other third party, it is determined that Tenant has underpaid or overpaid Operating Expenses for the previous calendar year, Landlord shall promptly notify Tenant. In case of an overpayment, Landlord shall credit the next monthly rental payment by Tenant with an amount equal to such overpayment. If this Lease shall have expired, Landlord shall apply the amount of the overpayment against any sums due from Tenant to Landlord and shall refund any remainder to Tenant within thirty (30) days after the amount of the overpayment is determined. In the case of an underpayment discovered by an audit, Tenant shall, within thirty (30) days after the amount of the underpayment is determined, pay to Landlord an amount equal to such underpayment, Landlord shall maintain its books and records relating to Operating Expenses on the accrual method of accounting, applied on a consistent basis throughout the Term. Notwithstanding anything to the contrary contained in this paragraph, if Tenant timely exercises its right of audit, the amount of Tenant's obligations for Operating Expenses shall be conclusively established as the amount determined by such audit unless, within ninety (90) days after receipt of a report of the same from Tenant's auditors, Landlord, at its expense, shall contest the amount thereof, in which event Tenant shall have the right, within ten (10) days thereafter, to request in writing that the dispute be settled by arbitration as follows. The parties shall agree on an impartial arbitrator, and failing agreement, the arbitrator shall be selected by the American Arbitration Association at the request of either party. The arbitration shall be conducted in accordance with the then current rules of the American Arbitration Association, and judgment upon the award granted by the arbitrator may be entered in any court having jurisdiction thereof. Fees, costs and expenses of the arbitrator shall be borne by the party against whom the arbitration shall be determined, or in such proportions as the arbitrator shall designate.

          (4) If the Commencement Date occurs on a date other than the first day of January, or if the Term ends on a date other than the last day of December, the actual Operating Expenses for the year in which the Commencement Date or the Expiration Date occurs, as the case may be, shall be prorated so that Tenant shall pay that portion of Tenant's Proportionate Share of Operating Expenses for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 6.01 shall survive the Expiration Date or any sooner termination provided for in this Lease.

     (b) As used in this Lease, the term "Operating Expenses" means all reasonable and customary expenses, costs and disbursements of every kind which Landlord actually incurs, pays or becomes obligated to pay in connection with the ownership, operation, repair, and maintenance of the Project, which costs shall include all reasonable expenditures by Landlord to maintain all facilities in operation at the beginning of the Term and such additional facilities installed in subsequent years which Landlord in the exercise of its prudent and commercially reasonable judgment considers necessary for the operation of the Project. Landlord shall exercise due care and shall use reasonable efforts to control Operating

Expenses. The total Operating Expenses charged to tenants of the Building during any calendar year shall not exceed one hundred percent (100%) of the permitted Operating Expenses incurred by Landlord for (or if Landlord uses an accrual method of accounting, attributable to) such calendar year. In calculating Operating Expenses, Landlord shall take into account all rebates, reimbursements, discounts and credits received by Landlord in connection with any item of Operating Expense. All Operating Expenses shall be determined in accordance with generally accepted accounting principles (which shall be consistently applied), and shall include, but are not limited to, the following:

          (1) Wages and salaries of all personnel (building manager and below, and expressly excluding Landlord's executive personnel) and the reasonable fees of all entities engaged in the operation, repair, maintenance, or security of the Project, including taxes, insurance, and benefits relating thereto (prorated on an equitable basis to the extent such personnel or entities perform serviced for other properties);

          (2) All supplies and materials used in the operation, repair, security, and maintenance of the Project;

          (3) Cost of all maintenance and service agreements for the Project and the equipment therein, including without limitation water treatment services, janitorial services, window cleaning, service on electrical and mechanical components, maintenance of the fire alarm and access control systems (as described in Section 7.05 hereof), trash removal, elevator maintenance, extermination service, plumbing service, grounds keeping and landscaping;

          (4) Cost of all insurance relating to the Project for which Landlord is responsible hereunder, or which Landlord considers reasonably necessary for the operation of the Building, including without limitation the cost of property, casualty and liability insurance applicable to the Project, and Landlord's personal property used in connection therewith, and the cost of business interruption or rental insurance in such amounts as will reimburse Landlord for all losses of rental earnings attributable to such perils as are commonly insured against by prudent landlords or required by Landlord's lender;

          (5) Cost of repairs and maintenance of the Project (excluding repairs and maintenance paid by proceeds of insurance, by tenants of the Building (including Tenant) or by other third parties, and excluding alterations attributable solely to tenants of the Building);

          (6) All utility costs of the Project (exclusive, however, of the costs for (i) special utility services as described in Section 8 of this Lease (such as the cost of electricity to power certain supplemental HVAC systems and certain high-energy equipment and components in rooms served thereby, as more particularly set forth in Section 8.2(b), below), the costs of which special utility services shall be payable as therein provided, or
(ii) special utility services provided exclusively to other tenants of the Building, including without limitation water, power, fuel, heating, lighting, air conditioning and ventilating;

          (7) Amortization (as set forth immediately below) of the cost of installation of (A) capital improvements which are installed to reduce Operating Expenses for the general benefit of all of the Building's tenants, but only to the extent of any net reduction (after including such amortized cost) in Operating Expenses actually effected thereby; and (B) capital improvements to the Project in order to comply with any Legal Requirements and Insurance Requirements enacted after the Effective Date, which costs shall be amortized on a straight line basis (with imputed interest at eight percent (8%) per annum) over the useful life of the capital improvement, as reasonably determined by Landlord in accordance with generally accepted accounting principles;

          (8) A management fee of three percent (3%) of gross revenue from tenants of the Building;

          (9) That portion of Landlord's central accounting cost which is directly and properly allocable to the operation of the Project;

          (10) The pro-rated amount (i.e., the percentage that the Rentable Area of the Premises bears to the total rentable area of all buildings owned by Landlord in WEST*PARK Office Park) of the fair market rental value of any management office in WEST*PARK Office Park, provided that the cost thereof shall be included in the Operating Expenses for the Base Year and is not in excess of the rental value of comparable space in the Building, and the office is not used for marketing purposes but is solely used in connection with the management of the Building;

          (11) Personal property taxes assessed against Landlord's personal property used in connection with the Project.

     (c) Notwithstanding any other provision of this Lease, Operating Expenses shall not include the following expenses:

          (1) Costs of a capital nature (other than those permitted by Section 6.01(b)(7), above), including, but not limited to, capital improvements, capital repairs, capital equipment and capital tools, all in accordance with generally accepted accounting principles;

          (2) Repairs or other work occasioned by fire, windstorm or other insurable casualty or by the exercise of eminent domain;

          (3) Leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

          (4) Costs incurred in decorating, building-out or painting space for tenants of the Building, except for routine repairs and maintenance (including routine maintenance painting);

          (5) Expenses in connection with services or other benefits of a type which are not provided to Tenant but which are provided to another tenant of the Building;

          (6) Costs incurred due to violation by Landlord or any tenant of the Building (other than Tenant) of the terms and conditions of any lease for space in the Building;

          (7) Interest or debt or amortization payments on any mortgage or ground rent;

          (8)  Payments of rent by Landlord to any ground lessor;

          (9)  Landlord's general overhead;

          (10) Advertising and promotional expenditures with respect to the Building;

          (11) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

          (12) Wages, salaries or other compensation paid to any employees above the grade of property manager or compensation paid to partners, officers or executives of Landlord;

          (13) Rentals and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of capital nature;

          (14) Any cost or expense whatsoever arising from or related to any clean-up of any Hazardous Materials, or any governmental penalty of fines associated therewith, or compliance by Landlord with Any Environmental Laws (hereinafter defined), except if and to the extent that any such clean-up, fines or cost of compliance resulted from a release or the presence of Hazardous Materials caused by Tenant, its agents, employees, contractors, licensees or invitees.

          (15) Intentionally deleted.

          (16) Costs incurred in connection with the sale, financing, refinancing, mortgaging or change of ownership of the Project, including without limitation, brokerage commissions, attorneys and accountants fees, closing costs, title insurance premiums, transfer taxes and interest charges;

          (17) Any and all loss, claim, damage, award, deductibles paid under any insurance policies or other amount paid or payable by Landlord (including all attorneys' fees, court costs and other costs incurred in connection therewith) as a result or arising out of any act of negligence, breach of contract or willful misconduct by the Landlord or its agents, employees or contractors, to the extent not covered by insurance;

          (18) Bad debt losses, rent losses or reserves for such;

          (19) Deductions for depreciation and amortization of the Building and the Building equipment (other than those permitted by Section 6.01(b) (7), above);

          (20) Expenses for the replacement of any item covered by warranty to the extent Landlord receives funds from the warranty or the item is paid for by the warranty company;

          (21) Cost of repairs necessitated by Landlord's negligence or willful misconduct, or the negligence or willful misconduct of any tenant (other than Tenant) in the Building;

          (22) Reserves;

          (23) Fees paid to affiliates of Landlord (other than the management fee) to the extent that any such fees exceed what is commercially reasonable for the services provided;

          (24) Roof repairs and replacements which constitute a capital improvement under generally accepted accounting principles;

          (25) Artwork;

          (26) Intentionally Deleted;

          (27) Intentionally Deleted;

          (28) Vault rentals;

          (29) Costs of the design or initial construction of the Building, or the cost of correcting any defects in the Building Renovations;

          (30) Costs incurred in connection with the operation of concessions such as (but not limited to) newspaper or cigarette stands;

          (31) Consulting fees paid to an affiliate of Landlord which are not directly related to Landlord's obligations hereunder;

          (32) Intentionally deleted;

          (33) Costs incurred in upgrading or modifying the Building (other than the Tenant Improvements) to comply with any Legal Requirements in effect prior to the Commencement Date, including any costs to bring the Core Areas into compliance with the provisions of the Americans with Disabilities Act ("ADA") which were in effect as of the Commencement Date; and

          (34) Costs arising from latent defects in the Building or the Building Renovations in existence prior to the Commencement Date.

     (d) If, at any time during the Base Year, or during any subsequent calendar year during the Term (the "Subsequent Year"), less than one hundred percent (100%) of the total Rentable Area of office space in the Building is occupied by tenants, the amount of Operating Expenses for the Base Year, or for any such Subsequent Year, as the case may be, shall be deemed to be the amount of Operating Expenses as reasonably estimated by Landlord that would have been incurred if the percentage of occupancy of the office space in the Building during the Base Year or any such Subsequent Year was one hundred percent (100%) for the entire year. For purposes of calculating the amount of the management fee for the Base Year, such fee shall be deemed to be three percent (3%) of the gross revenues from the Building that would have been received for such year if the Building was one hundred percent (100%) occupied at the entire Base Year by tenants paying full rent, without any abated rent, under their leases.

Section 6.02   Real Estate Taxes.

     (a) Throughout the Term, Tenant shall pay on a monthly basis, without demand, as Additional Rent for the Premises, Tenant's Proportionate Share (hereinafter defined) of the amount by which Real Estate Taxes (as defined in Section 6.02(c), below) exceed Base Real Estate Taxes (as defined in
Section 1.01.K of this Lease). For the purpose of calculating the Base Real Estate Taxes, the term "Fully Assessed Year" shall mean the first year during the Term in which the real estate tax assessment of the Project is predicated on the assumption that the entire Premises are being leased by Tenant and Tenant is paying full Base Rent therefor. As used herein, "Tenant's Proportionate Share" of increases in Real Estate Taxes shall be 100%, representing the ratio that the Rentable Area of the Premises bears to the total Rentable Area of the Building. Subject to the provisions of
Section 6.03, below, Tenant shall pay its Proportionate share of increases in Real Estate Taxes over Base Real Estate Taxes as follows:

          (1) Within ninety (90) days after the commencement of calendar year 1998, and within ninety (90) days after the commencement of each calendar year thereafter during the Term, or as soon thereafter as reasonably practicable, Landlord shall furnish Tenant with Landlord's reasonable estimate of the Real Estate Taxes for the forthcoming calendar year. On the first day of each month during such calendar year, Tenant shall pay one-twelfth (1/12th) of Tenant's Proportionate Share of the difference between the reasonably estimated Real Estate Taxes for such year and Base Real Estate Taxes. If for any reason Landlord has not provided Tenant with Landlord's estimate of Real Estate Taxes on or before the expiration of said ninety (90) day period, then until the first day of the calendar month following the month in which Tenant is given Landlord's reasonable estimate of Real Estate Taxes, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum payable by Tenant under this Section 6.02 for the month of December of the preceding year.

          (2) Within ninety (90) days after the commencement of calendar year 1999, and within ninety (90) days after the commencement of each calendar year during the Term thereafter, or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a statement of the actual Real Estate Taxes for the preceding calendar year (the "Annual Tax Bill"). Subject to the provisions of Section 6.03, below, within thirty (30) days after the delivery of the Annual Tax Bill, a lump sum payment will be made by Tenant equal to the amount, if any, by which Tenant's Proportionate Share of the actual Real Estate Taxes exceeds the amount, if any, which Tenant has paid toward the estimated Real Estate Taxes pursuant to Section 6.02(a) (1), above. If Tenant's Proportionate Share of the actual Real Estate Taxes is less than the amount Tenant has paid toward the estimated Real Estate Taxes pursuant to
Section 6.02(a) (1), above, Landlord shall (i) apply such amount to the next accruing installment(s) of Rent due hereunder or (ii) if such excess occurs after the Expiration Date, refund such amount to Tenant within thirty (30) days after the amount is determined.

     (b) If the Commencement Date occurs on a date other than the first day of January, or if the Term ends on a date other than the last day of December, the actual Real Estate Taxes for the year in which the Commencement Date or the Expiration Date occurs, as the case may be, shall be prorated so that Tenant shall pay that portion of Tenant's Proportionate Share of Real Estate Taxes for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 6.02 shall survive the Expiration Date or any sooner termination provided for in this Lease.

     (c)  As used in this Lease, the term "Real Estate Taxes" mean:

          (1) All real estate taxes, including general and special assessments, if any, which are assessed against the Building or the Land; and

          (2) Any other present or future taxes or governmental charges that are imposed upon Landlord, or assessed against the Building or the Land (including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Building) which are in the nature of, or in substitution for, real estate taxes. "Real Estate Taxes" shall not include
(a) any capital gains, unincorporated business, excess profit, or gross receipts tax, transfer or recordation tax, license fees, inheritance, estate, gift, franchise, corporation, income, or net profits tax; (b) any taxes, fees or charges imposed, assessed, levied or charged which are directly related to, or associated with, construction of the Building; or (c) any fines or penalties and interest on late payments of any real estate taxes which may be assessed against Landlord, the Building and/or the Tenant.

          (3) Any traffic mitigation or parking lot fees or assessments assessed by a governmental agency against the parking areas serving the Project, unless (A) such fees or assessments are assessed solely against real property owned by Landlord (and not against any other real property in the Tysons Corner area), or (B) such fees or assessments are the result of (i) a "proffer" made by Landlord to the County or any other governmental agency in consideration of a benefit received by Landlord (or an affiliate thereof), the Project, or any other real property owned by Landlord, or (ii) any agreement (including a settlement agreement) entered into between Landlord and the County or any other governmental agency.

          (4) Any reasonable expenses incurred by Landlord in contesting any Real Estate Taxes, which Landlord shall have the right to do in its sole discretion.

     (d) Tenant shall have the right to ask Landlord to contest any Real Estate Taxes affecting the Project, and, if Landlord chooses not to do so, Tenant shall have the right to contest the same, at Tenant's expense, by appropriate proceedings conducted in good faith, and Landlord agrees to participate and cooperate with Tenant as may be reasonably necessary for Tenant to pursue such contest; provided, however, that if Tenant does contest the Real Estate Taxes, Tenant shall be required to continue to pay Tenant's Proportionate Share of increases in the Real

Estate Taxes over Base Real Estate Taxes (or Estimate thereof), pursuant to the terms of this Lease, during the pendency of the contest.

Section 6.03 Payment of Tenant's Pass-Through Costs. Notwithstanding anything to the contrary in Sections 6.01 and 6.02, above, Tenant's obligation to pay to Landlord Tenant's Proportionate Share of increases in Operating Expenses and Real Estate Taxes shall be predicated upon the net amount during each calendar year by which Operating Expenses and Real Estate Taxes increase and/or decrease in the aggregate over Operating Expenses and Real Estate Taxes incurred during the respective Base Years. If, for example, in 1999 Operating Expenses increased over Base Year Operating Expenses by Two Hundred Thousand Dollars ($200,000.00) (of which Tenant's Proportionate Share was 100%) and Real Estate Taxes decreased by Fifty Thousand Dollars ($50,000.00) below Base Real Estate Taxes (of which Tenant's Proportionate Share was 100%), Tenant would only be obligated to pay to Landlord, pursuant to Sections 6.01 and 6.02, above, the sum of $150,000, representing Tenant's share of the net increase in Operating Expenses and Real Estate Taxes over those incurred during the respective Base Years.

Section 6.04   Parking.

     (a) During the Term, Tenant and its employees, invitees, and guests shall have the exclusive right to use (except as otherwise set forth in this paragraph), at no cost to Tenant, all of the parking areas for the Project. Notwithstanding the foregoing, Landlord, its agents, employees and contractors, shall have the right from time to time to park their automobiles in the parking areas of the Project as may be necessary or desirable to fulfill Landlord's obligations under this Lease. Tenant and its employees shall have access to and from the parking lot, twenty-four (24) hours per day, each day of the year. Landlord reserves the right to promulgate reasonable rules and regulations of general application for the use of all parking spaces in accordance with Section 10.03, below. Tenant shall have the right to designate, at Tenant's expense, certain parking spaces as reserved for certain individuals employed by Tenant. Tenant shall also have the right to enforce Tenant's exclusive right to use the parking areas by towing, at Tenant's expense, any offending vehicle(s) therefrom. Tenant acknowledges that Landlord shall have no obligation to enforce Tenant's rights under this paragraph, and Tenant agrees to indemnify Landlord for any costs or damages incurred by Landlord as a result of Tenant's enforcing its rights under this paragraph.

     (b) Landlord represents that, as of the Effective Date, the parking areas for the Project contain approximately 583 parking spaces, and that, throughout the Term, the parking areas for the Project shall contain at least 525 parking spaces.

Section 6.05 Additional Rent Defined. The term "Additional Rent" shall include, but not be limited to (i) the Late Fee, if any, under Section 5.06;
(ii) Tenant's Proportionate Share of increases in Operating Expenses as calculated under Section 6.01; (iii) Tenant's Proportionate Share of increases in Real Estate Taxes as calculated under Section 6.02; and (iv) all other costs and expenses which Tenant assumes, agrees or is required to pay to Landlord pursuant to this Lease. In the event of nonpayment of Additional Rent, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Base Rent.

Section 6.06 Rent Defined. The term "Rent" shall mean Base Rent and Additional Rent.


                       SECTION 7 - SERVICES BY LANDLORD

Section 7.01 Landlord covenants that, throughout the Term, the Building, including the Core Areas and Building systems, shall be managed, operated and maintained in a first-class manner consistent with similar type office buildings in Fairfax, Virginia (the "County"), and Landlord shall provide first class services of the type and in a manner consistent with similar type office buildings in the County. As used herein, the phrase "similar type office buildings" shall refer to office buildings of a type, age, use and construction similar to the Building, which were renovated around the time of the Commencement Date. Throughout the Term, Landlord shall furnish the Building and the Premises with: (i) passenger and freight elevator service, twenty-four (24) hours per day, seven (7) a week, in common with other tenants for access to and from the Premises, provided that Landlord may reasonably limit the number of elevators to be operated after Normal Business Hours (as hereinafter defined) and on Saturdays, Sundays, and Holidays (hereinafter defined), and that Landlord may temporarily remove from service one (1) elevator at a time for routine maintenance, and may remove from service more than one (l) elevator at a time if necessary to address safety concerns, provided that at least one (1) elevator shall remain in service at all times (except in the case of emergency), and all elevator service shall be undertaken as expeditiously as possible; (ii) janitorial cleaning services after Normal Business Hours Monday through Friday (except Holidays) of first-class quality and quantity in accordance with the cleaning specifications attached hereto as Exhibit J and made a part hereof by this reference; (iii) replacement, as necessary, of all lamps and ballasts in all two (2) foot by two (2) foot, or two (2) foot by four (4) foot, fluorescent light fixtures (or their equivalents) located within the Premises (whether installed by Tenant or Landlord); (iv) such repainting, repair and maintenance necessary to maintain the Project (including without limitation the Core Areas , the Common Areas, the base Building systems and the parking areas on the Land) in good operating condition and repair; (v) access to the Building and the Roof (hereinafter defined), pursuant to Tenant's rights under Section 11.03 hereof, twenty-four
(24) hours a day, seven (7) days a week; (vi) removal of snow and ice from the sidewalks and parking lots; (vii) Common Area and Core Area lighting, twenty-four (24) hours a day; (viii) landscaping; (ix) loading docks and related areas for use by Tenant and its licensees and invitees;
(x) maintenance of the parking facilities; (xi) trash and recycling collection within the Premises after Normal Business Hours; (xii) maintenance of the fire alarm and access control systems (as described in Section 7.05 hereof);
(xiii) maintenance of the Sign (hereinafter defined); (xiv) vermin extermination; and (xv) the utility services provided for in Section 8, below. As used herein, the term "Normal Business Hours" shall mean, Monday through Friday; 7:30 a.m. to 6:00 p.m. and Saturday, 8:00 a.m. to 1:00 p.m. (exclusive of Holidays). As used herein, the term "Holidays" shall mean New Years Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Tenant shall have the freedom, consistent with the terms of this Lease, applicable building codes and the aesthetic standards of similar type buildings, and subject to Landlord's approval (which shall not unreasonably be withheld), to decide upon, select and install all graphics, logos, wall coverings, wall decorations, and other elements of decor at its suite entry and in its suite-entry area (defined to include the elevator lobbies on each floor on which the Premises are situated). If Tenant requires services which are not specified herein, and Landlord elects to provide such services to Tenant, Tenant will pay to Landlord, upon demand, as Additional Rent, Landlord's reasonable cost for providing such services. Failure to furnish, or any interruption of, the services provided for in this Section 7 or the utilities provided in Section 8, below, resulting from any cause not within the reasonable control of Landlord will not make Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant, nor entitle Tenant to any damages or, except as set forth immediately below, any abatement of Rent, because of malfunctions or any interruptions in service. Notwithstanding the foregoing, if, for reasons within Landlord's reasonable control, any failure, malfunction or interruption in services or utilities continues for three (3) consecutive business days and thereby causes the Premises (or portion thereof) to be Untenantable (hereinafter defined), then Tenant shall be entitled to a full or partial abatement (depending on whether all or a portion of the Premises are Untenantable) of Base Rent, commencing on the date of the malfunction or interruption of services, and continuing until the date such service is corrected or restored; provided, however, that if the event which causes the aforesaid failure, malfunction or interruption in services or utilities is an insured event under any of Landlord's insurance policies, and such policy entitles Landlord to be reimbursed for loss of rent, the aforesaid abatement shall become effective after three (3) consecutive days, regardless of whether the failure, malfunction or interruption in services or utilities is due to reasons within or outside of Landlord's reasonable control. Notwithstanding the foregoing, if, for reasons within or outside of Landlord's control, such failure, malfunction or interruption in services or utilities continues for one hundred eighty (180) consecutive days after Tenant delivers written notice thereof to Landlord, and such failure, malfunction or interruption in services or utilities causes the Premises (or portion thereof) to be Untentable, then Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord. As used herein, the term "Untenantable" means unsuitable for use (as determined by a reasonable third party) for the conduct of Tenant's normal business operations.

Section 7.02 Landlord shall keep and maintain the Project in good, clean, safe and sanitary condition and in a good operating condition and state of repair in keeping with commercially reasonable standards for similar type office buildings located in the County. Landlord shall repair, replace and maintain as and when necessary: (i) the Roof, exterior walls, floors (other than floor coverings) and structural components of the Building; (ii) all Building systems (including without limitation the Sprinkler System (as defined in the Work Agreement) and the life safety systems), and those systems required to provide the elevator, plumbing, electrical, HVAC (other than supplemental HVAC) and other services to be furnished by Landlord pursuant to, and in accordance with, the standards and specifications set forth in this Lease; (iii) all exterior portions of the Building, including the windows, balconies and Roof; (iv) all Core Areas; and (v) all exterior improvements to the Land including without limitation curbs, driveways, parking areas, sidewalks, lighting, exterior signs, ditches, shrubbery, landscaping and fencing. In addition, Landlord covenants with Tenant that Landlord shall proceed with due diligence to remedy, as promptly as is reasonably feasible under the circumstances, any interruption of services referred to in
Section 7.01, above. Except as provided above or as otherwise provided in this Lease, Landlord shall not be required to make repairs to any leasehold improvements made by Tenant, or by Landlord on behalf of Tenant, or to make repairs to wear and tear within the Premises (other than the Core Areas). Landlord and Tenant hereby acknowledge that, subject to the terms hereof, Landlord has granted Tenant exclusive control of the Premises for the Term hereof and Landlord shall be under no obligation to inspect the Premises (other than the Core Areas). Tenant agrees to deliver notice to Landlord, as promptly as is reasonable under the circumstances, of any defective condition in or about the Premises known to Tenant which Landlord is required to repair hereunder; provided, however, that Tenant's failure to report to Landlord any such defective condition shall not relieve Landlord of Landlord's obligation to repair any such defective condition promptly upon learning of the need for such repair.

Section 7.03 If Landlord fails to furnish any services or utilities or to perform any repairs or maintenance required under this Lease and such failure renders the Premises (or any portion thereof) Untenantable, then if such failure is not cured by Landlord within ten (10) business days after Landlord is first given notice of such failure by Tenant (or, if such failure cannot be cured within ten (10) business days, Landlord fails to commence the cure of such failure within such ten (10) business day period or, having timely commenced to cure, fails thereafter to diligently and continuously pursue such cure to its completion), then Tenant may deliver to Landlord and to Landlord's lender(s) written notice stating that Tenant intends to obtain such service or utility or to perform such repair or maintenance itself. Prior to Tenant's undertaking any action to cure or remedy such event or condition, Tenant shall first allow Landlord and Landlord's lender(s) ten (10) business days following receipt by Landlord and Landlord's lender(s) of such written notice to cure or remedy the event or condition specified in Tenant's notice; provided, however, that if such event or condition cannot be cured within the ten (10) day business period such period shall be extended for a reasonable additional time, so long as Landlord or Landlord's lender(s) commences to cure such event or condition within the ten (10) business day period and proceed diligently and continuously thereafter to effect such cure. Notwithstanding the foregoing, Landlord shall make any repairs required by an emergency promptly upon notice from Tenant (oral or written) and Landlord shall make such repairs within such time as is appropriate given the emergency. If Landlord or Landlord's lender(s) fails to cure or remedy such event or condition within the applicable time period, Tenant may cure or remedy such event or condition and deliver an invoice to Landlord for the actual, reasonable out-of-pocket costs and expenses incurred by Tenant therefor. Landlord shall pay to Tenant the amount of such invoice within fifteen (15) days after delivery by Tenant. If Landlord refuses to repay such amount within the fifteen (15) day time period provided above, Tenant may elect to offset the amount owing against future payments of Rent hereunder, in an amount not to exceed Ten Thousand Dollars ($10,000) per month.

Section 7.04 In the event Tenant seeks to cure or remedy any event or condition which gives rise to Tenant's remedies set forth in this Section 7, Tenant shall (i) use only such contractors, suppliers, etc. as are duly licensed in the Commonwealth and insured to effect such repairs and who perform such repairs on first-class buildings in the normal course of their business; (ii) promptly effect such repairs in a good workmanlike quality and in a first class manner; (iii) use new materials; and (iv) make reasonable efforts to minimize any material interference or impact on the other tenants and occupants of the Building.

Section 7.05 Prior to the Commencement Date, Landlord shall install, at Landlord's expense, but subject to Tenant's reasonable approval, a building-standard electronic (key-card) access control system, which shall control access to not more than three (3) entry doors to the Building (the "Basic Access System"). In the event Tenant desires Landlord to install an upgraded access control system (the "Upgraded Access System"), Tenant shall incorporate the details thereof into Tenant's Plans (as defined in the Work Agreement), and the components of the Upgraded Access System shall constitute a portion of the Tenant Improvements. The amount by which the cost of the Upgraded Access System exceeds the cost of the Basic Access System shall constitute a Tenant Improvement cost, for which Tenant shall be liable (subject to application of the Tenant Improvement Allowance) pursuant to the terms of the Work Agreement.


                            SECTION 8 - UTILITIES

Section 8.01   Water, Heating, Ventilating and Air Conditioning.

     (a) Throughout the Term, Landlord shall furnish Tenant with the following utilities in the manner and to the extent consistent with a similar type office building in the County: (1) potable water as reasonably required for Tenant's activities including normal lavatory use (hot and cold water in these areas), kitchens, laboratory functions and all other uses undertaken in the Premises; and (2) heating, ventilating, and air-conditioning during Normal Business Hours in accordance with the performance specifications set forth in
Section 8.01(b), below. If Tenant requires HVAC service outside the hours and days specified above, the additional service may be requested by Tenant notifying Landlord at least twenty four (24) hours prior to the requested additional service, and Tenant will pay for such at the rate based on Landlord's actual cost of furnishing such service, without additional mark-up by Landlord. Tenant shall pay such charges to Landlord within fifteen (15) days after Tenant's receipt of an invoice therefor.

     (b) Landlord shall maintain in good order and repair the existing HVAC system (other than the existing supplemental HVAC system) serving the Building , and shall rebalance the system, at Landlord's cost, upon completion of the Building

Renovations and the Tenant Improvements for the First Phase Premises, and again upon completion of the Tenant Improvements for the Second Phase Premises. Landlord shall also rebalance the HVAC system throughout the Term as necessary, and the cost thereof shall be an Operating Expense.

     (c) Landlord represents to Tenant that, as of the Effective Date, the existing HVAC system (excluding the existing supplemental HVAC system) is of sufficient quality and capacity to deliver to the Premises such amounts of chilling capacity, heating capacity and air handling capacity sufficient to maintain the temperatures and humidity levels set forth on Exhibit K attached hereto.

     (d) Landlord shall be responsible for maintaining in the Premises the atmospheric conditions set forth on Exhibit K, unless the failure to do so is due to (i) Tenant's installation of partitions or other installations in locations which interfere with the proper operation of the system of interior climate control; (ii) Tenant's concentration of high BTU equipment in specific areas which requires cooling capacity in excess of the capacity set forth on Exhibit K; (iii) Tenant's failure to install supplemental cooling in conference, meeting or assembly rooms where the occupancy levels are such that supplemental cooling would reasonably be required; or (iv) a defect by Tenant's Engineer (as defined in the Work Agreement) in the design of the horizontal portions of the HVAC system included in the Tenant Improvements, which design defect adversely affects the proper operation of the system of interior climate control. If Tenant desires additional cooling to offset excessive heat generated by such excess electrical usage, Landlord shall have the right to install supplemental air conditioning units in the Premises, and the full cost thereof, including the cost of installation of unit(s) and meter(s), operation and use, will be paid by Tenant to Landlord on demand. Tenant will be required to maintain any supplemental air conditioning units installed pursuant to this Section 8.01.

     (e) Tenant shall have the right to use any supplemental HVAC system(s) or equipment left behind by the existing tenant in the Building, in connection with the installation of the Tenant Improvements, or as Tenant shall otherwise reasonably determine. Further, subject to compliance with all applicable Legal Requirements, and Landlord's prior approval in its reasonable discretion, Tenant may install such supplemental HVAC systems or equipment in or for the benefit of the Premises as Tenant shall, in its reasonable discretion, determine to be necessary or advisable. Tenant shall be responsible, at its sole cost, for operating, maintaining and repairing any supplemental HVAC unit serving the Premises.

Section 8.02   Electricity.

     (a) Throughout the Term, Landlord will furnish to each floor in the Premises power for lighting and for personal desktop computers, typewriters, word processors, calculating machines, copying machines, and other office equipment commonly found in similar type office buildings. Landlord will also replace lamps and maintain building standard fluorescent light fixtures in the Premises and in all public areas of the Building. Tenant will not install or operate in the Premises any electrical equipment or machinery where load capacity exceeds the electrical capacity of the Building, without first obtaining prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord may require, as a condition of its consent to the installation of such equipment or machinery, payment by Tenant, as Additional Rent, for the cost of excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Upon reasonable prior notice, Landlord may make periodic inspections of the Premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of this Section 8.

     (b) The cost of electrical consumption and demand charges, as measured by submeters installed at Tenant's expense, for: (i) all supplemental HVAC units

(other than those serving standard office-type conference rooms) serving the Premises, and (ii) all extraordinary heat-generating electrical components in the rooms serviced by supplemental HVAC systems (including but not limited to cafeteria equipment and components installed in computer rooms and rooms with raised floors, but expressly excluding all personal computers and other ordinary types of office equipment), shall be paid for by Tenant as a direct charge (and not as an Operating Expense).


                               SECTION 9 - USE

The Premises shall be used solely for the following purposes: general office purposes, light manufacturing and assembly, laboratory uses, research and development, shipping and receiving, cell site development, software development and such uses as are ancillary or related to Tenant's business operation as a telecommunication company and which comply with the applicable zoning requirements of the County. Tenant agrees to use and maintain the Premises in a clean, careful, safe and lawful manner. Landlord acknowledges that such required uses may require special installations or modifications by Tenant, at Tenant's expense, to adapt the Building to such uses such as, by way of example and not of limitation, performing core drilling, reinforcing the Building structure to support additional loads, installing various types of cabling and wiring, and providing for additional ventilation and/or installing supplemental HVAC units or systems.


          SECTION 10 - COMPLIANCE WITH LAWS AND BUILDING REGULATIONS

Section 10.01  Compliance By Tenant.

     (a) Legal Requirements. Subject to Landlord's obligations under this Lease (including without limitation those set forth in Sections 10.02(a) and (b) hereof), Tenant shall, at its sole expense, from and after the Commencement Date, promptly and faithfully (i) comply with all present and future Legal Requirements relating to the Premises and Tenant's particular use of the Premises; (ii) comply with the provisions of the ADA as it applies to Tenant's activities within the Premises; (iii) comply with any direction made pursuant to law by any public officers which requires abatement of any nuisance or imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises; (iv) comply with the requirements of the local board of fire underwriters with respect to the construction of the Tenant Improvements and any Alterations in, and maintenance of, the Premises; and (v) indemnify Landlord and hold Landlord harmless from any reasonable out-of-pocket loss, cost, claim, or expense which Landlord may incur or suffer by reason of Tenant's failure to comply with its obligations under clauses (i), (ii), (iii) or (iv), above. If Tenant receives notice of any such direction or of violation of any such law, order, ordinance, or regulation, Tenant shall promptly notify Landlord thereof.

     (b) ADA Compliance in Premises. Subject to Landlord's responsibilities under Section 10.02(b) hereof, Tenant, at its sole expense, shall comply with the requirements of the ADA for the Premises. Tenant will keep Landlord advised of all improvements to be made in the Premises and the schedule for implementing them. To the extent that improvements in the Premises are required to comply with ADA, Tenant shall review such proposed improvements with Landlord in advance and shall incorporate such revisions and suggestions as Landlord reasonably deems appropriate.

     (c) Insurance Requirements. Tenant shall not use or occupy the Premises or the Roof, or permit the Premises or the Roof to be used or occupied, in violation of any rules, regulations, directives, orders and requirements of the Board of Fire Underwriters or Insurance Rating Bureau or any organization successor thereof, and of any liability or fire insurance company by which Landlord or Tenant may be insured at any time during the Term ("Insurance Requirements"). Tenant shall not do anything, or knowingly permit anything to be done, in or upon the Premises or the Roof, or bring or keep anything therein, which is in violation of any of the terms hereof and which increases the premiums payable for casualty and property damage insurance for the Project. If the premiums payable by Landlord for casualty and property damage insurance for the Project shall at any time be higher than they otherwise would be solely as a result of Tenant's breach of the provisions of this Section 10.01(c), then Landlord shall charge Tenant directly for the increase in Landlord's insurance premiums caused thereby. However, to the extent Landlord receives notice of the aforesaid premium increase before the increase takes effect, Landlord shall so notify Tenant, whereupon Tenant shall have the right to cure the violation before the premium increases.

Section 10.02 Compliance by Landlord. Landlord shall have the following obligations:

     (a) Legal Requirements. On the Commencement Date, Landlord shall deliver the First Phase Premises to Tenant in compliance with all Legal Requirements applicable thereto. On the Full Premises Date, Landlord shall deliver the remainder of the Premises to Tenant in compliance with all Legal Requirements applicable thereto. From and after the Commencement Date, and subject to Tenant's responsibilities hereunder, Landlord shall ensure that the Building (and all base Building systems therein) and the Core Areas remain in compliance with all Legal Requirements applicable thereto, and the cost thereof shall constitute an Operating Expense (except as otherwise set forth in Section 10.02(b), below). The term "Legal Requirements" shall mean all statutes, laws, ordinances, rules, regulations, directives, orders and requirements (including without limitation recycling requirements and the provisions of the ADA, the BOCA Code, the Virginia Statewide Uniform Building Code, the County Code and the regulations implementing the same), whether or not now existing, of all governmental, quasi-governmental or regulatory authorities (including police, fire, health and environmental authorities or agencies), which are applicable to the Project. (Notwithstanding the fact that the term "Legal Requirements" includes statutes, laws, etc. not now existing, Landlord's and Tenant's respective obligations to pay for the cost of effecting compliance with Legal Requirements which do not become effective until after the Effective Date shall be as set forth elsewhere in this Lease.)

     (b) ADA Compliance in Core Areas and Common Areas. After the Commencement Date, Landlord shall make any improvements in the Core Areas and the Common Areas which are mandated by the ADA, the cost of which shall constitute an Operating Expense. Landlord will keep Tenant advised of all improvements to be made in the Core Areas and the Common Areas, and the schedule for implementing them. Landlord shall review any such proposed improvements with Tenant in advance, and shall incorporate such revisions and suggestions as Tenant reasonably deems appropriate.

     (c) Insurance Requirements. Landlord shall not use or occupy the Building or the Land in violation of any Insurance Requirements. Landlord shall not do anything in or upon the Building or the Land or bring or keep anything therein, which shall increase the premiums payable for casualty and property damage insurance for the Building or the Land. If, by reason of the failure of Landlord to comply with the provisions of this Section 10.02(c), the premiums payable for casualty and property damage insurance for the Building or the Land shall at any time be higher than they otherwise would be, then Landlord shall take such reasonable steps to include in Operating Expenses only the amount which the insurance premiums would have been had Landlord complied with the provisions of this Section 10.02(c).

     (d)  Environmental Requirements

          (1) Landlord represents and warrants to Tenant that, except as otherwise set forth in this paragraph, to Landlord's actual knowledge, without having done any independent investigations (except as set forth on Exhibit F attached hereto), there are no Hazardous Materials on, in, under or around the Building or the Land. Landlord represents that it has adopted and implemented a program to remediate, under a plan approved by the Virginia Department of Environmental Quality, a release from an underground storage tank, which was located (and has since been removed) from an off-site property. Landlord has no knowledge as to whether the release of Hazardous Materials from the storage tank has or will affect the Land. Landlord shall not cause or knowingly permit the presence, storage, treatment, generation, escape, disposal or release of any Hazardous Materials (hereinafter defined) into or on the Land or the Building in violation of Legal Requirements or Environmental Laws (hereinafter defined). The foregoing representation shall not prevent Landlord from using or storing Hazardous Materials which are customarily used in normal quantities in the ordinary course of operating a similar type office building. Landlord shall indemnify Tenant for: (i) any damages incurred by Tenant as a result of a Release (hereinafter defined) or the presence of any Hazardous Materials (including the release from the storage tank referred to herein) in or on the Project caused by Landlord, its agents, employees or contractors; and (ii) the cost of any environmental investigation or remediation incurred by Tenant for a Release or the presence of any Hazardous Material affecting the Project which was not caused by Tenant, its agents, employees, contractors, licensees or invitees (except for the Release of asbestos, the responsibility for which is set forth in clause (iii) below); and (iii) any damages incurred by Tenant as a result of a Release of asbestos existing in the Building as of the Commencement Date, unless the Release was caused by the negligence of Tenant, its agents, employees, contractors, licensees or invitees, including the negligent failure to comply with the then-current requirements of the O & M Plan (hereinafter defined); provided, however, that Landlord shall have none of the foregoing indemnity obligations to Tenant unless Tenant shall deliver notice to Landlord of a claim with respect thereto (which notice shall include supporting documentation regarding the nature of the violation) on or before the date which is eighteen (18) months after the date of the expiration of the Term.

          (2) Upon request of Tenant if circumstances reasonably warrant, Landlord shall, at Tenant's sole expense, cause a reputable occupational and environmental health consulting firm to conduct an environmental inspection and survey of the Building, which inspection and survey shall be of a scope reasonably agreed to by Landlord and Tenant in consultation with such consulting firm, but which in any event shall be sufficient to determine whether the levels of carbon monoxide, carbon dioxide, ammonia, formaldehyde, and other toxic or hazardous substances as circumstances may reasonably indicate tests for which are advisable, exceed the exposure limits as defined and established for such substances by the United States Occupational Safety and Health Administration, or other similar agency or organization of the United States government and applicable to the Building ("Permissible Exposure Limits"); provided, however, if such inspection concludes that the levels of such toxic or hazardous substances exceed the Permissible Exposure Limits, Landlord shall reimburse Tenant for the cost of such inspection, unless such noncompliance was caused by Tenant, its agents or contractors.

          (3) Tenant acknowledges that Landlord has informed Tenant that the Building contains asbestos, which is subject to an operations and maintenance program ("O & M Plan"). Landlord agrees to provide to Tenant throughout the Term the then-current version of the O & M Plan, and Tenant agrees to abide by the terms thereof. If, under the terms of the O & M Plan, or as otherwise advised or directed by Landlord's environmental consultant, the construction or installation of a Building Renovation, Tenant Improvement or Alteration necessitates certain actions to prevent the Release of asbestos or to remediate any such Release (unless such Release is caused by Tenant's negligence), the cost thereof shall be borne by Landlord. Landlord represents that, for purposes of this paragraph (3), Landlord's environmental consultant is currently Dames & Moore. If during the Term Landlord desires to select a new environmental consultant for purposes of this paragraph, Landlord shall select a consultant acceptable to Tenant, in Tenant's reasonable discretion.

Section 10.03 Observance of Building's Rules and Regulations. Tenant and its servants, employees, agents, visitors, and licensees shall observe and comply with the Rules and Regulations attached to this Lease as Exhibit L. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided such changes in existing or new rules and regulations do not materially interfere with Tenant's rights under this Lease, are generally applicable to all tenants in the Building, and Tenant has received written notice of such changes. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations. If there is any inconsistency between the terms of this Lease and those set forth in the Rules and Regulations, the terms of this Lease shall govern.

Section 10.04  Hazardous Materials.

     (a) Tenant, its agents, employees, contractors, licensees or invites, shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) knowingly permit the release, discharge, spill or emission of any Hazardous Material from the Premises. Notwithstanding the foregoing, Tenant shall have the right to use, in accordance with all applicable laws, those materials which are customarily used in the normal course of Tenant's business activities associated with the uses permitted under this Lease.

     (b) Any Hazardous Materials permitted by subparagraph (a), all containers therefor, and all materials that have been contaminated by Hazardous Materials, shall be used, kept, stored and disposed of by Tenant in a manner that shall in all respects comply with all applicable federal, state and local laws, ordinances, regulations and standards.

     (c) Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from a Release or the presence of Hazardous Materials in or on the Project caused by Tenant, its agents, employees, contractors, licensees or invitees, whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents, from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material caused by Tenant, its agents, employees, contractors, licensees or invitees. The provisions of this Section 10.04 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

     (d) As used in this Lease, the term "Hazardous Materials" shall include, without limitation:

          (1) Those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the

Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

          (2) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

          (3)  Any material, waste or substance which is (A) petroleum,
(B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. Section 1317); (E) flammable explosives; or (F) radioactive materials;

          (4) Those substances regulated pursuant to or identified in the Virginia Pesticide Law; Air Pollution Control Board; Virginia Waste Management Act; Environmental Health Service; Transportation of Hazardous Radioactive Materials; Virginia Hazardous Materials Emergency Response Program; State Water Control Law; The Groundwater Act of 1973; and Miscellaneous Offenses; and in the regulations promulgated pursuant to said laws, all as amended.

     (e) All federal, state or local environmental laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority, including those identified in Section 10.04(d), above, or issued or promulgated thereunder, shall be referred to as the "Environmental Laws".

     (f) In the event Tenant becomes aware of a Release, threat of a Release or the presence of any Hazardous Material affecting the Premises or surrounding areas, caused by Tenant, its agents, employees, contractors, licensees or invitees, Tenant shall immediately notify Landlord in writing thereof, and shall immediately take all measures necessary to contain, remove from the Project, and legally dispose of, all such materials present, released or contaminated by the Release, and shall remedy and mitigate all threats to public health or the environment relating to such presence or Release, or threat thereof. If Tenant shall fail to take the measures described above, or shall fail to comply with any of the requirements of any Environmental Laws relating to the presence or Release of a Hazardous Material caused by Tenant, its agents, employees, contractors, licensees or invitees, Landlord may give such notice and/or cause such work to be performed at the Premises or surrounding areas, and/or take any and all other actions as Landlord shall reasonably deem necessary to restore the Premises or surrounding areas to the condition in which they existed as of the Effective Date. Such actions by Landlord shall not affect Tenant's obligations under this Lease. For purposes hereof, the term "Release" shall have the meaning set forth in Section 101(22) of CERCLA.

Section 10.05 Access by Landlord. Landlord may, at any reasonable time, upon not less than twenty-four (24) hours prior notice to Tenant (except in the case of emergency and/or routine operation, maintenance and servicing of Building systems performed by the employees of Landlord or Landlord's management company), enter the Premises, in the company of a Tenant representative (unless Tenant otherwise waives this requirement), for the purpose of: (i) inspecting the Premises; (ii) making repairs, replacements or alterations; or (iii) showing the Premises to prospective purchasers or, during the last year of the Term, prospective tenants. No such entry by Landlord shall constitute actual or constructive eviction of Tenant. During the course of any such entry, Landlord shall use reasonable efforts to avoid disrupting Tenant's business operations.

                           SECTION 11 - ALTERATIONS

Section 11.01 Approval of Landlord. Tenant shall not, at any time during the Term, without Landlord's prior written consent (which shall not be unreasonably withheld, delayed or conditioned), except as set forth below, make any alterations, repairs or improvements in or to the Premises (the "Alterations"). Should Tenant desire to undertake any Alterations, Tenant shall, before beginning such work, submit all plans for same to Landlord for Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to approve or reject the proposed Alterations within five (5) business days after receipt of plans therefor. If, upon the expiration of said five (5) day period, Landlord has failed to respond to Tenant regarding the proposed Alteration, and if the proposed Alteration does not affect the Premises in a manner described in clauses (i), (ii) or (iii) below, then Landlord shall be deemed to have consented thereto. If, upon the expiration of said five (5) day period, Landlord has failed to respond to Tenant regarding the proposed Alteration, and if the proposed Alteration does affect the Premises in a manner described in clauses (i), (ii) or (iii) below, Tenant shall notify Landlord in writing that Landlord has not yet responded to Tenant regarding the proposed Alteration. If, upon the expiration of the five (5) day period following Landlord's receipt of such notice, Landlord has still failed to approve or reject the proposed Alteration, then Landlord shall be deemed to have consented thereto. Landlord shall not be considered as unreasonably withholding its approval by refusing to consent to any Alterations which would
(i) alter the exterior of the Building, or materially, adversely affect the appearance of the Core Areas; (ii) adversely affect the structure of the Building or cause damage to, or interfere with the operation of, any Building system; or (iii) violate any underlying ground lease or deed of trust or mortgage. Notwithstanding the foregoing, Landlord's consent shall not be required for any Alterations for which a building permit is not required by law or, if a building permit is required, any Alterations which will cost less than Fifteen Thousand Dollars ($15,000.00), provided that in all events Landlord's consent shall be required for any Alteration described in clause (i), (ii) or (iii) in the immediately preceding sentence. With respect to all Alterations for which Landlord's approval is not required, Tenant shall nevertheless provide Landlord with written notice of the proposed Alterations, along with any plans prepared by Tenant or its architect or engineer(s) describing such Alterations. Upon Tenant's receipt of Landlord's written approval, if required, or delivery of Tenant's notice (where Landlord's approval is not required), Tenant may proceed with the construction of the approved Alterations, but only so long as they are in substantial compliance with the plans provided by Tenant and with the provisions of this Section 11. Additionally, the construction of any Alterations, the Alterations themselves, or any maintenance thereof shall comply with all building, safety, fire, plumbing, electrical and other codes, governmental requirements (including but not limited to the ADA, all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented) and Insurance Requirements, and shall not require an amount of water, electricity, gas, heat, ventilation, or air-conditioning which exceeds the standards set forth in this Lease unless prior written arrangements reasonably satisfactory to Landlord are made with respect thereto. All Alterations shall be made at Tenant's expense by Tenant's contractors which have been approved in advance by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned). Tenant shall pay the reasonable out-of-pocket costs incurred by Landlord to unrelated third parties in connection with the review of the plans for such work. All such construction shall be completed promptly and in a good and workmanlike manner.

Section 11.02 Ownership of Improvements to Premises. All Alterations are and shall remain the property of Landlord, and shall not be removed from the Premises; provided that Tenant shall have the right to remove any Alterations which Tenant advises Landlord, at the time of installation, or at the expiration of the Term, that Tenant desires to remove. Tenant shall have no obligation to remove any

Alterations at the end of the Term, unless Landlord otherwise advises Tenant at the time of Landlord's approval; provided, however, that in no event shall Tenant be required to remove ceilings, lights, telephone and electrical outlets, cabling, carpeting, demising walls, partitions or finishes. Tenant agrees to remove, at Tenant's expense, all of its furniture, furnishings, personal property and movable trade fixtures by the Expiration Date. Tenant agrees to promptly repair all damage done to the Premises (other than minor damage to carpet, floors, interior walls and other similar wear) or the Building by the removal of any Alterations, furnishings or fixtures pursuant to this Section. Landlord shall give Tenant notice of any furniture, furnishings, personal property and movable trade fixtures remaining in the Premises after the expiration of the Term and, if such property is not reclaimed by Tenant within ten (10) days after the Expiration Date, Landlord may remove such property from the Premises and store same, all at Tenant's cost; provided, however, that if Tenant fails to reclaim such property within sixty (60) days after the Expiration Date, such property shall be deemed abandoned; provided, however, that Landlord shall have no obligation to retain Tenant's property for any period of time after the expiration of the Term if the Term expires as the result of an uncured Default by Tenant under this Lease. If Tenant does not repair all such damage prior to the expiration of the Term, Landlord shall have the right to do so unless Tenant commences such repair within ten (10) days after notice from Landlord of Landlord's intent to do so (and thereafter continuously and diligently proceeds to complete same), and Tenant shall promptly reimburse Landlord for the reasonable cost of repairing such damage. All such amounts shall constitute Additional Rent under this Lease. If any repair item involves the repair, replacement or modification of a structural element of, or any of the base Building systems in, the Building, Landlord's approval thereof may, in Landlord's sole discretion, be contingent upon the review and approval thereof by Landlord's structural engineer. Tenant's obligation to reimburse Landlord for any damage to the Premises pursuant to this paragraph shall survive the expiration or termination of this Lease.

Section 11.03  Installations on Roof.

     (a) Subject to the conditions set forth in this Section 11.03, so long as Tenant is leasing at least fifty percent (50%) of the Premises, Tenant shall have the right to use the roof of the Building (the "Roof") for the installation, operation and maintenance, at Tenant's sole cost and expense, of such telecommunications equipment and devices thereon as Tenant shall elect in its reasonable discretion to install and operate (the "Rooftop Improvements"). Prior to the installation of any Rooftop Improvements, Tenant shall obtain and submit to Landlord, for its approval in its reasonable discretion, plans and specifications for the proposed Rooftop Improvement (including its size, location, height, weight and function), along with copies of all required permits and licenses required from all applicable governmental authorities. Such approval shall be limited to determining only that: (i) Tenant has obtained all required permits and licenses for the installation and operation of the Rooftop Improvement(s); (ii) the Rooftop Improvement(s) comply with all applicable Legal Requirements and Insurance Requirements; (iii) the weight of the Rooftop Improvement(s) does not exceed the load specifications of the Roof (of which Landlord shall notify Tenant upon request), and (iv) Tenant has satisfied the other conditions set forth in this Section 11. Landlord shall not grant to any person or entity which is not a tenant in the Building any rights to install anywhere on the Roof any satellite antenna or other telecommunications equipment, or any other right to use the Roof or to make any improvements or other installations thereon.

     (b)  Tenant agrees to abide by the following terms and conditions:

          (1) Prior to the commencement of installation of any Rooftop Improvement, Tenant shall have in effect and shall deliver to Landlord an insurance binder that provides evidence of the insurance coverages required under

Section 14 of this Lease and that such insurance includes coverage of the Rooftop Improvements. Such insurance shall name Landlord, Landlord's mortgagee, and Landlord's property management company of the Building as additional insureds, as their respective interests may appear.

          (2) At all times during the installation process, Tenant will exhibit any required voltage permit, building permit, and/or any other permits to be issued by the County and/or other governmental authorities. Tenant hereby confirms that it shall at all times during the installation or removal process or during any use, maintenance and repair of any Rooftop Improvement, comply with all Legal Requirements, including all building, safety, fire, plumbing, electrical and other codes and governmental requirements, and all Insurance Requirements.

          (3) Prior to the commencement of any work, Tenant will coordinate with Landlord regarding the scope and schedule of the Rooftop Improvement. Landlord, or its designated agent, shall have the opportunity to be present during construction to ensure that all work is completed in a good and workmanlike manner and is performed in accordance with the terms of this Lease. Any reasonable out-of-pocket costs incurred by Landlord with respect to installation of the Rooftop Improvements shall be reimbursed by Tenant to Landlord within twenty (20) days after receipt by Tenant of itemized invoices.

          (4) As soon as practicable during the installation of any Rooftop Improvement, Tenant, at its sole cost and expense: (A) will seal any wall penetrations occurring by reason of the installation process inside the ceiling plenum, and (B) will have any roof penetrations occurring by reason of the installation process sealed by a roofing subcontractor selected by Tenant, subject to Landlord's reasonable approval (which approval shall not be considered unreasonably withheld if Tenant's choice of contractor will adversely affect the Roof warranty).

          (5) Tenant agrees to indemnify and defend Landlord and hold Landlord and Landlord's agents, employees, representatives and contractors harmless from any damage to any property or injury to, or death of, any person arising from the installation, maintenance and continued use of the Rooftop Improvements, or entry upon the Roof, by Tenant or its agents, employees, representatives, contractors, licensees or invitees, except as such is caused solely by the negligence or misconduct of Landlord, its agents, employees, representatives or contractors.

          (6) Tenant shall keep the Building and the Rooftop Improvements free and clear of any liens arising from any work performed, materials furnished or obligations incurred by or at the request of Tenant, its agents, employees or independent contractors. Tenant further reaffirms all of the conditions and provisions of Section 12 of this Lease pertaining to Liens.

          (7) Tenant shall keep the Rooftop Improvements, and every part thereof, in good condition and repair at all times during the Term of this Lease and at Tenant's sole cost and expense.

          (8) Tenant, at its sole expense, shall cause the Rooftop Improvements to be removed from the Building promptly at the end of the Term, and shall restore the Roof to the condition in which it existed prior to the installation of the Rooftop Improvements, reasonable wear and tear, and damage by fire or casualty excepted. If Tenant fails to do so, Landlord may, but shall not be obligated to, remove such Rooftop Improvement(s) itself, and charge Tenant for the reasonable out-of-pocket costs incurred by Landlord in so doing.

          (9) Tenant agrees that none of the Rooftop Improvements shall exceed a height of fifty (50) feet above the main portion of the Roof (excluding the penthouse portion).

Section 11.04 Loading Dock. Landlord acknowledges that, except as set forth below, so long as Tenant is leasing the entire Premises or any portion thereof, Tenant shall have the right to use the loading docks serving the Building (the "Loading Docks"). In the event that, at any time during the Term, Tenant notifies Landlord that Tenant desires to modify one or more of the Loading Docks in order to accommodate Tenant's particular delivery and loading needs, Tenant shall submit to Landlord for its approval, in its reasonable discretion, plans (the "Loading Dock Plans") for the modification and reconfiguration of the Loading Docks. Landlord agrees that, so long as the Loading Dock Plans are in compliance with applicable County laws and regulations, and do not envision reconfigured Loading Docks which significantly interfere with Landlord's operation of the Building (or, if they do, Tenant agrees to restore same at the end of the Term), Landlord will approve such Loading Dock Plans within ten (10) days. Tenant shall retain a licensed contractor approved by Landlord in its reasonable discretion to carry out the reconfiguration of the Loading Dock(s).


                              SECTION 12 - LIENS

     Tenant shall keep the Premises and the Building free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of Tenant, its agents, employees or contractors. If any lien is filed against the Premises or the Building, which arises out of any purported act or agreement of Tenant or its agents, employees or contractors, Tenant shall discharge same within ten (10) business days after its filing by bonding off the lien as required by law. If Tenant fails to discharge such lien within such period, then, in addition to any other right or remedy,
(i) Landlord may, at its election, discharge the lien by depositing with a court or a title company, or by bonding, the amount claimed to be due; and
(ii) Tenant shall pay on demand, as Additional Rent, any amount paid by Landlord for the discharge or satisfaction of any such lien, and all attorney's fees and other costs and expenses of Landlord reasonably incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith. Further, if Tenant posts a bond, Landlord reserves the right to require or make the payment of the amount claimed to be due if it is reasonably necessary to prevent a foreclosure upon the lien.


                   SECTION 13 - TENANT'S REPAIR OBLIGATIONS

     Subject to Landlord's obligations under this Lease including without limitation Section 7.02, Tenant shall keep the Premises in good, clean, safe and sanitary condition and in a first-class state of repair at all times during the Term and at Tenant's sole cost and expense, normal wear and tear and damage by fire or other casualty excepted. At the end of the Term, Tenant shall surrender to Landlord the Premises and all Alterations therein or thereto in the condition required by Section 19.01, below, normal wear and tear and damage by fire or other casualty excepted. Landlord shall give Tenant thirty (30) days notice to commence to make repairs, and if Tenant fails to commence to make such repairs within such time period, Landlord, at its option, may make such repairs, and Tenant shall pay Landlord, on demand, Landlord's reasonable out-of-pocket costs in making such repairs, which shall constitute Additional Rent. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically set forth in this Lease.


                            SECTION 14 - INSURANCE

Section 14.01 Tenant's Insurance. Tenant, at its sole expense, shall obtain and keep in force the following insurance:

     (a) Commercial general liability insurance coverage on an "occurrence basis" against claims for personal injury, including, without limitation, bodily injury, death, and broad form property damage, in limits of $1,000,000 per occurrence and a $2,000,000 aggregate. All such insurance policies shall name Tenant as the named insured thereunder and shall include Landlord, Landlord's manager and Landlord's mortgagees as additional insureds thereunder, all as their respective interests may appear;

     (b) Worker's Compensation and Employer's Liability insurance in form and amount required by law;

     (c) Special Causes of Loss Insurance insuring all of Tenant's personal property located in the Premises, including furniture, equipment fittings, installations, fixtures, supplies and any other personal property ("Tenant's Property") and any Alterations (which shall not include the Tenant Improvements), in an amount equal to the full replacement value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft or loss or damage to any uninsured or inadequately insured property;

     (d) During the course of construction of any work by Tenant, including without limitation any Alterations by Tenant until completion thereof, Builder's Risk Insurance on a special causes of loss basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises;

     (e) Auto liability coverage for owned, hired and non-owned vehicles with a $1,000,000 combined single limit; and.

     (f) Excess liability coverage in the amount of Five Million Dollars ($5,000,000.00) which will be in the form of and respond to the coverages described in Sections 14.01(a) through (e), above.

Section 14.02 Insurance Rating. Tenant will not keep, use, sell or offer for sale in, or upon the Premises any article which is prohibited by any insurance policy maintained by Landlord covering the Building and the leasehold improvements, except to the extent such article is used in Tenant's day-to-day business operations at the Premises, which business operations are within the uses permitted under Section 9 hereof. If Tenant's occupancy or business in or on the Premises (other than general office use and the other uses permitted under Section 9 hereof), whether or not Landlord has consented to the same, solely and directly results in any increase in premiums for the insurance carried by Landlord with respect to the Building or the leasehold improvements, and Landlord has given Tenant prior written notice and at least fifteen (15) days to modify or cease the activity causing the increase, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Landlord. If any of Landlord's insurance policies shall be canceled, or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way, because the use of the Premises (or any part thereof) by Tenant, or any assignee or subtenant of Tenant, is not in accordance with the terms of this Lease, and if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage within forty-eight (48) hours after notice thereof, Landlord may, at its option, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a Default by Tenant. Notwithstanding the foregoing provisions of this Section 14.02, if Tenant fails to remedy as aforesaid, Tenant shall be in Default of its obligations hereunder and Landlord shall have no obligation to remedy such

Default. All policies shall name the Landlord and Landlord's lender and property manager as additional insureds and shall be evidenced as such on a Certificate of Insurance issued to Landlord.

Section 14.03 Waiver of Subrogation. All policies covering real or personal property which either party is obligated to obtain, or obtains, pursuant to this Lease (excluding any builders risk policy), including all property damage insurance and rental interruption insurance, if any, obtained by Landlord, shall include, if possible, a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss, if same are obtainable. Landlord and Tenant waive any rights of recovery against the other for damage or loss to any of its real or personal property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible) which loss is or should have been covered by fire, extended coverage, "all-risk" coverage or similar policies maintained by such party under this Lease. In addition, all insurance policies required hereunder by either party shall be issued by insurers that are admitted and licensed to do business in the Commonwealth.

Section 14.04 Landlord's Insurance. Landlord, as part of the Operating Expenses, shall obtain and keep in force throughout the Term the following insurance:

     (a) Commercial general liability insurance coverage on an "occurrence basis" against claims in or about the Building (other than the Premises) for personal injury including, without limitation, bodily injury, death and broad form property damage, in limits of $1,000,000 per occurrence and a $2,000,000 aggregate;

     (b) Property damage insurance covering the Building, the Building Renovations and the Tenant Improvements (but expressly excluding any Alterations made after the Commencement Date and all of Tenant's personal property), providing "all-risk" coverage in an amount equal to the full replacement value of the insured property;

     (c) Workmen's Compensation and Employer's Liability insurance in terms and amounts required by law;

     (d) Excess liability coverage in the amount of Five Million Dollars ($5,000,000.00) which will be in the form of, and respond to the coverages described in, Sections 14.04(a) through (c), above; and

     (e) Rent-loss insurance covering Landlord, and naming Landlord's lender as an additional insured thereunder, insuring all lost rent (subject to any applicable deductible) sustained by Landlord during the first twelve (12) months following a fire or other casualty affecting the Building.

Section 14.05 All insurance policies obtained by the parties hereunder shall be issued by companies having a Best's rating of at least A:XI. Each party will deliver certificates of insurance evidencing each policy to the other as soon as practicable after the placing of the required insurance, but not later than ten (10) days prior to the date Tenant takes possession of all or any part of the Premises. Each party hereto shall use commercially reasonable efforts to cause such party's policies to contain a representation that the insurer shall notify the other party at least thirty (30) days before any material change, reduction in the scope or limits of coverage, or cancellation thereof.

                SECTION 15 - DAMAGE BY FIRE OR OTHER CASUALTY

Section 15.01 Damage to Premises. Tenant shall, promptly upon discovery, notify Landlord of any damage to the Building which affects the Premises or Tenant's use thereof. If all or any portion of the Premises are damaged or destroyed by fire or other casualty and the Premises cannot reasonably be rebuilt or made fit for Tenant's purposes within one (1) year of the damage or destruction, Tenant shall have the right, at its sole option, to terminate this Lease by giving Landlord written notice thereof within sixty (60) days after such damage or destruction, whereupon Rent and any other payments for which Tenant is liable under this Lease shall be apportioned and paid to the date of such damage, and Tenant shall vacate the Premises with reasonable promptness under the circumstances; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof. If Tenant fails to notify Landlord within the aforesaid sixty (60) day period that Tenant desires to terminate this Lease, Tenant's right to terminate this Lease under this
Section 15.01 because of such damage shall terminate. Except as otherwise provided herein, if this Lease is not terminated as aforesaid, Landlord shall promptly and diligently proceed to repair the affected portion of the Building and the Premises as quickly as possible, and Landlord shall continue such repair until completion of same. Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to the Building if Landlord's mortgagee requires Landlord to apply the insurance proceeds, which would otherwise be available to repair such damage, to pay down the loan secured by the deed of trust encumbering the Project. If Tenant notifies Landlord that it does not wish to exercise its termination rights hereunder, but would rather have Landlord repair any such damage to the Building, Landlord agrees to use commercially reasonable efforts to persuade its mortgagee not to use the insurance proceeds to pay down the loan.

Section 15.02  Damage to Building.  See Section 15.01.

Section 15.03 Partial Damage. In the event of partial destruction or damage to the Premises which renders the Premises partially, or wholly Untenantable, Tenant's obligation to pay Rent shall abate with respect to the portion of the Premises which are Untenantable, and shall remain in effect as to the remainder of the Premises; provided, however, that if the portion of the Premises affected by such casualty exceeds twenty-five percent (25%), then Tenant may vacate the entire Premises until restoration of the affected portion has been completed, and Tenant shall have no obligation to pay Rent until after such restoration is completed. The provisions of this
Section 15.03 shall not alter Tenant's right to terminate this Lease or Landlord's obligations to restore the Premises or the Building in accordance with Section 15.01 above.

Section 15.04 Damage During Last Year of Term. If the Building, or any portion thereof, is destroyed by fire or other causes at any time during the last year of the Term, and Tenant has not exercised its option to extend the Term pursuant to Section 27, below, Landlord shall not be obligated to restore the Premises, and Tenant shall have the right to terminate this Lease pursuant to this Section 15.04 by giving written notice to Landlord within ten (10) business days after the date on which Tenant receives written notice from Landlord of such destruction, and requesting that Tenant elect whether or not to terminate this Lease. If at the time of such casualty, Tenant has previously exercised its option to renew the Term, the parties right(s) to terminate, and Landlord's obligation to rebuild, shall be determined in accordance with subsections 15.01 and 15.03, above. Notwithstanding the foregoing, in the event that Landlord is not obligated to rebuild or restore, Tenant may remain in the Premises for the balance of the Term (subject, however, to possible eviction by County authorities if such authorities believe that Tenant's remaining in the Premises (or any part thereof) constitutes a health or safety hazard), and the Base Rent hereunder shall be equitably adjusted to reflect the amount of the Premises affected by such fire or other casualty.

Section 15.05  Abatement of Rent.  See Section 15.03.

Section 15.06 Repairs. In undertaking the repair of any casualty at a time when Tenant continues to occupy the Premises, Landlord shall use reasonable efforts not to interfere with Tenant's business operations in the Premises.
If so requested by Tenant, Landlord shall, to the extent reasonably possible, undertake all such repairs on days and times other than Normal Business Hours, provided that Tenant shall reimburse Landlord, within thirty (30) days after invoice therefor, for any reasonable out-of-pocket overtime costs incurred by Landlord as a result thereof. So long as Landlord complies with its obligations in this Section 15, Landlord shall not be liable for any inconvenience or annoyance to Tenant with customers or loss of business in undertaking any such repairs. If Landlord is obligated to make any repairs, Tenant shall make all proceeds of Tenant's insurance which are paid to cover the damage being repaired available to Landlord.

Section 15.07 Apportionment of Rent. In the event of termination of this Lease pursuant to this Section 15, then all Rent shall be apportioned and paid to the date of such damage and Tenant shall vacate the Premises according to such notice of termination; provided, however, that if, after such casualty, Tenant remains in the Premises and carries on its business operations therein pursuant to the terms of this Lease, Rent so apportioned shall be paid through the date on which Tenant vacates the Premises; and provided, further, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof. Further, in the event of a restoration of the Premises pursuant to
Section 15.01, above, and subject to Sections 15.03 and 15.05, all Rent shall be apportioned based on the amount of square footage of Rentable Area in the Premises which has not been rendered Untenantable, with Tenant's obligation to pay Rent for the portion of the Premises damaged and/or Untenantable being abated until the Premises have been restored by Landlord pursuant to this
Section 15, and delivered to Tenant.


                          SECTION 16 - CONDEMNATION

Section 16.01 Entire Building. In the event that all or substantially all of the Premises are taken or condemned for any public purposes, this Lease and the leasehold estate created hereby shall cease and terminate as of the date of such taking.

Section 16.02  Portion of Building.  See Section 16.03.

Section 16.03  Portion of Premises.

     (a) In the event that any material portion of the Premises shall be taken or condemned for any public purpose, which taking (a) in Landlord's reasonable judgment, shall interfere materially with Landlord's operation of the Building or is such that Landlord reasonably determines that the Building cannot be restored to usefulness in an economically feasible manner, or (b) in Tenant's reasonable judgment, shall materially interfere with Tenant's conduct of its business operations in the Premises, then Landlord or Tenant, as the case may be, shall have the option to terminate this Lease, effective as of the date specified by Landlord or Tenant in its notice of termination.

     (b) For all circumstances not addressed in Section 16.03(a), this Lease shall be terminated as of the date of such taking as to the portion of the Premises so taken, and, this Lease shall remain in full force and effect as to the remainder of the Premises. In such event, the Rent will be diminished by an amount representing the part of such amounts properly applicable to the portion of the Premises so taken. Further, in such event, Tenant's Proportionate Share shall be recomputed based upon the remaining Rentable Area in the Premises.

Section 16.04 Termination of Lease. In the event of the termination or partial termination of this Lease pursuant to the provisions of this
Section 16, this Lease and the Term and the estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if that were the date set for the normal expiration of the Term of this Lease, and the Rent shall be apportioned as of such date.

Section 16.05 Landlord's Right to Award. All awards, damages, and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation; provided, however, that if such award or other compensation is paid on account of a taking or condemnation which involves the taking or condemnation of the whole or a substantial part of the Premises or the use or occupancy of the Premises, then Tenant shall receive a portion of such award or compensation equal to a fraction, the numerator of which is the value of the unexpired Term with respect to the portion of the Premises which is taken or condemned (i.e., the difference between the fair market value of comparable replacement space and the Base Rent for that portion of the Premises taken for the balance of the Term) and the denominator of which is the fair market value of the portion of the Building taken or condemned, provided that such claim does not in any way diminish the award or compensation payable to or rewardable by Landlord in connection with such taking or condemnation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation (except as set forth above) attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, the Building Renovations, or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of the Tenant Improvements, furnishings, equipment, and trade fixtures installed in the Premises at Tenant's expense, and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.


                    SECTION 17 - ASSIGNMENT AND SUBLETTING

Section 17.01  Rights of Tenant.

     (a) Tenant may not sell, assign, transfer, or hypothecate this Lease or any interest herein (either voluntarily or by operation of law, but expressly excluding the sale or transfer of any ownership interest in Tenant, the sale of all or substantially all of Tenant's assets, or any merger or consolidation involving Tenant in accordance with the provisions of Section 17.02, below) or sublet the Premises or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned.
If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice at least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:

          (1) to permit Tenant to assign or sublet such space, subject, however, to the subsequent written approval by Landlord of the instrument of assignment or sublease as to form and substance and of the proposed assignee or subtenant which approval shall not be unreasonably withheld or delayed; or

          (2) to refuse, in Landlord's reasonable discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises in which event Landlord's notice shall state the reasons for denying its consent. If Landlord should fail to notify Tenant in

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writing of such election within such fifteen (15) day period, Landlord shall be deemed to have elected option (1) above.

     (b) Except as may be otherwise expressly set forth to the contrary, no assignment or subletting by Tenant shall relieve Tenant of Tenant's obligations under this Lease. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 17.01 shall be void.

     (c) Landlord's consent under this Section 17.01(c) to an assignment or sublease will not be withheld provided all of the following conditions have been satisfied:

          (1) if a sublease, the sublease provisions which satisfy subparagraph (d) hereof;

          (2) if an assignment, (i) the assignee shall agree, in written agreement reasonably satisfactory to Landlord, to assume and abide by all of the terms and provisions of this Lease (but without liability to matters arising prior to the date of the assignment); and (ii) the assignee has submitted a current financial statement reasonably acceptable to Landlord; and

          (3) the entity, organization or individual to which such space is proposed to be sublet, or to which this Lease is proposed to be assigned, does not possess a character or reputation which would reasonably cause Landlord to consider such entity, organization or individual to be an undesirable tenant.

     (d) A sublease of portions of the Premises must include (or shall be deemed to include) provisions stating that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate and that in the event of the termination of this Lease, or the re-entry or dispossession of Tenant by Landlord under this Lease, Landlord, at its option, may either terminate the sublease, in which case the subtenant shall peacefully vacate the premises sublet, or require the subtenant to attorn to Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that Landlord shall not be
(i) liable for any previous act or omission of Tenant as sublessor under such sublease, (ii) subject to any offset which theretofore accrued to such subtenant against Tenant, or (iii) bound by any previous modification of such sublease not consented to in writing by Landlord, or (iv) bound by a previous prepayment of rent more than one month in advance.

     (e)  In no event shall any sublease or assignment pursuant to this
Section 17.01 release Tenant of its primary liability for the obligations and responsibilities of Tenant (including payment of Rent) under this Lease.

Section 17.02  Permitted Tenant Transfer.  Notwithstanding the provisions of
Section 17.01 hereof, Tenant shall have the sole and absolute right, without the prior written consent of Landlord, to assign its entire interest in this Lease to an Affiliate (hereinafter defined) so long as: (a) the Affiliate delivers to Landlord, concurrently with such assignment, a written notice of the assignment and an assumption agreement whereby the Affiliate assumes and agrees to perform, observe and abide by the terms, conditions, obligations and provisions of this Lease applicable to Tenant and (b), except as set forth in clauses (iv) and (v), below, the entity remains an Affiliate. Further, Tenant shall also have the right, without the prior written consent of Landlord, to sublet all or any portion of the Premises to either an Affiliate or Telecom Ventures. No subletting or assignment by Tenant made pursuant to this
Section 17.02 shall relieve Tenant of its primary liability for the obligations and responsibilities of Tenant under this Lease, unless the subletting or assignment is made to an Affiliate pursuant to clauses (iv) or
(v), below, in which event, the successor or acquiring entity shall be wholly and primarily liable for the obligations and responsibilities of Tenant under this Lease. As used herein, the term "Affiliate" shall mean and collectively refer to (i) a

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corporation, individual or other entity which owns a controlling interest in the voting stock of Tenant (if it is a corporation) or controls the day-to-day decision making of Tenant (the "Parent"); or (ii) a corporation in which either Tenant or its Parent owns a controlling interest in the voting stock of the corporation; or (iii) an Affiliate of the Parent; (iv) a successor or surviving corporation in the event of a merger, takeover or other form of corporate acquisition or reorganization of Tenant, or (v) a corporation or other entity which acquires all or substantially all of the assets of Tenant. In addition, no transfer of the assets or ownership interests of Tenant (including a controlling interest therein) or any other reorganization of Tenant in connection with the issuance of stock, membership shares or other ownership interests of Tenant in the public or private markets shall constitute an assignment or otherwise require the consent of Landlord in connection therewith. A transfer permitted under this Section 17.02 shall be excluded from the provisions of Section 17.01, above.

Section 17.03 Rights of Landlord. Landlord may sell, transfer, assign, and convey, all or any part of the Project and any and all of its rights under this Lease. In the event Landlord assigns its rights under this Lease, except as expressly set forth in this Lease, Landlord shall be released from any obligations hereunder accruing after the date of such transfer, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.


                         SECTION 18 - INDEMNIFICATION

Section 18.01 Indemnification by Tenant. Tenant waives all claims against Landlord, its employees, members and agents, for damage to any property or injury to, or death of, any person, in, upon, or about the Project, arising at any time and from any cause other than the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant shall indemnify and hold harmless Landlord, its employees, members and agents, from any damage to any property or injury to, or death of, any person to the extent that such damage, injury or death is based upon or arises from, in whole or in part:
(i) the use and occupancy of the Premises by Tenant or its agents, employees or contractors, including any business conducted therein; (ii) any negligence or willful misconduct by Tenant or Tenant's agents; (iii) any breach by Tenant of its obligations under this Lease; or (iv) any work done by Tenant's contractors in the Building or on the Land, except to the extent that such damage, injury or death arises out of or is caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.
Tenant's foregoing indemnity obligation shall include reasonable attorneys' fees and all other costs and expenses reasonably incurred by Landlord from the first notice that any claim or demand has been made or may be made.

Section 18.02 Indemnification by Landlord. Landlord shall indemnify and hold Tenant, its members, employees and agents, harmless from and against all costs, damages, injury, claims, liabilities, expenses (including attorneys' fees, disbursements and actual costs), losses and court costs suffered by or claimed against Tenant, or its members, employees or agents, directly or indirectly, to the extent that such costs, damages, injury, liabilities or claims are based upon or arise out of, in whole or in part: (i) the use of the Project by Landlord; (ii) any negligence or willful misconduct by Landlord or Landlord's agents, employees or contractors; (iii) any breach of Landlord's obligations under this Lease; or (iv) any work done by Landlord's contractors in the Building or on the Land, except to the extent that such damage, injury or death arises out of or is caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors.

Section 18.03 Survival. The provisions of this Section 18 shall survive the termination of this Lease for any reason with respect to any damage, injury, or death occurring before such termination.

                    SECTION 19 - SURRENDER OF THE PREMISES

Section 19.01 Condition of Premises. Upon expiration of the Term or other termination of this Lease for any cause whatsoever, Tenant shall peacefully vacate the Premises in as good order and condition as the same were at the beginning of the Term or may thereafter have been improved by Landlord or Tenant, except for reasonable use and wear thereof and damage to the Premises by fire or other casualty or condemnation, and shall leave it in a broom clean condition.

Section 19.02 Tenant Holdover. In the event that Tenant does not immediately surrender the Premises on the Expiration Date of the Term, Tenant shall become a month-to-month tenant subject to all of the terms, conditions, covenants and agreements of this Lease, except as provided below. During any holdover tenancy, unless Landlord has otherwise agreed in writing or as otherwise set forth in Section 19.03, below, Tenant shall be required to pay Monthly Base Rent equal to one hundred twenty-five percent (125%) of the Monthly Base Rent in effect during the last month of the Term. Notwithstanding the foregoing, if Landlord notifies Tenant in writing (the "Relet Notice") that Landlord has executed a bona fide letter of intent with a third party which is unrelated to Landlord for all or a portion of the Premises designated by Landlord (the "Relet Space"), which signed letter of intent is enclosed in the Relet Notice, and Tenant fails to vacate the Relet Premises on or the date (the "Relet Date") specified in the Relet Notice (which date shall not be earlier than thirty (30) days after the later to occur of the following: (a) Tenant's receipt of the Relet Notice, or (b) the Expiration Date), then from and after the Relet Date, the Rent payable by Tenant with respect to that portion of the Premises which is located on the floor(s) on which the Relet Space is located, shall be as follows: (i) for the first calendar month after the Relet Date, one hundred fifty percent (150%) of the Monthly Base Rent in effect during the last month of the Term; (ii) for the second calendar month after the Relet Date, one hundred seventy-five percent (175%) of the Monthly Base Rent in effect during the last month of the Term; and (iii) for every calendar month thereafter, two hundred percent (200%) of the Monthly Base Rent in effect during the last month of the Term. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, unless Tenant is in Default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' written notice to quit being hereby expressly waived. The parties acknowledge and agree that the increased Monthly Base Rent payable by Tenant in the event it remains in the Premises after the Expiration Date shall constitute liquidated damages for the Tenant's holdover and Tenant shall not be liable to Landlord for any other actual damages, or for any consequential or punitive damages, in connection with any holding over by Tenant. However, nothing in this Section shall prevent Landlord from exercising, upon the expiration of the Term, any of its legal remedies to re-enter and take possession of the Premises pursuant to the laws of the Commonwealth (but expressly excluding self-help).


                      SECTION 20 - ESTOPPEL CERTIFICATES

     Tenant shall execute and return, within fifteen (15) calendar days after Landlord's written request, any certificate or agreement that Landlord reasonably may request from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificates also shall state
(i) if true, that all work has been completed, and the work and the Premises are accepted as satisfactory except for items listed on a punchlist, if any, attached to such certificate; (ii) the amount of Base Rent and Additional Rent and the dates on which Rent commenced to accrue and to which the Rent has been paid in advance, and the amount of any security deposit or prepaid Rent;
(iii) that Tenant is paying Rent on a current basis; (iv) that Tenant is in possession of the Premises; (v) to the best of Tenant's actual knowledge, that there is no present default on the part of Landlord, or attach a memorandum stating any such instance of default; (vi) that Tenant has not advanced any amounts to or on behalf of Landlord which have not been reimbursed; (vii) that, except as set forth in this Lease, Tenant has no rights to setoff and no defense or counterclaim against enforcement of its obligations under this Lease, including the payment of Rent; (viii) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof; (ix) that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the Rent; and (x) any other fact pertaining to Tenant's interest in this Lease which Landlord, or Landlord's mortgagee, may reasonably request. At Landlord's request any such certificate may be relied upon by any prospective purchaser, any ground lessor, or any beneficiary under the deed of trust on the Building, the underlying land, or any part thereof. If Landlord has not received the estoppel certificate at the end of the twenty (20) day period required above, it may send a written notice to Tenant advising Tenant that it has not received same. If Tenant does not provide an estoppel certificate within ten
(10) days after receipt of such notice this Lease shall be deemed to be in full force and effect and not modified except as set forth in the estoppel certificate sent to Tenant.


                  SECTION 21 - SUBORDINATION AND ATTORNMENT

Section 21.01 Subordination. This Lease is subject and subordinate to the lien of any deeds of trust, ground leases or other security instruments which may from time to time during the Term encumber the Project, or any interest of Landlord therein, and to any advances made on the security thereof, and to any refinancings, increases, renewals, modifications, consolidations, replacements, and extensions of any of such deeds of trust or security instruments. Notwithstanding the foregoing, Landlord agrees to obtain from its mortgagee a non-disturbance agreement substantially in the form attached hereto as Exhibit M, by which such mortgagee agrees to recognize this Lease and Tenant's interest therein after a foreclosure sale or deed-in-lieu thereof under such mortgage or deed of trust. Furthermore, Tenant's agreement to subordinate this Lease to any future deeds of trust, mortgages or ground leases is contingent upon the execution and delivery by the mortgagee or ground lessor of a commercially reasonable form of non-disturbance agreement, by which such mortgagee or ground lessor agrees to recognize this Lease and Tenant's interest therein after a foreclosure sale or deed-in-lieu thereof under such mortgage, deed of trust or ground lease. In the event of any future financing involving mortgages, deeds of trust or ground leases, Tenant shall, upon not less than ten (10) days' prior written notice from Landlord, promptly execute, acknowledge and deliver said subordination and non-disturbance agreement. Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, or the holder of any deed of trust covering the Project, or any interest of Landlord therein, may reasonably require.

Section 21.02 Attornment. Notwithstanding the generality of the foregoing provisions of Section 21.01, above, any such mortgagee shall have the right, unilaterally, at any time fully or partially to subordinate any such deeds of trust or other security instruments to this Lease on such terms and subject to such conditions as such mortgagee may consider appropriate in its discretion, and upon any request, by such mortgagee, Tenant shall execute an instrument confirming any such full or partial subordination by any mortgagee. At any time, before or after the institution of any proceedings for the foreclosure sale under any deed of trust or other security instrument, or the conveyance of the Building under any deed of trust or other security instrument, Tenant shall attorn to the purchaser upon any such sale or to the grantee under any deed in lieu of foreclosure and shall recognize such purchaser or grantee as Landlord under this Lease without any change in the terms or other provisions of this Lease. Tenant hereby waives the right, if any, to elect to terminate this Lease or to surrender possession of the

Premises in the event of foreclosure of any deed of trust or security instrument (or any transfer in lieu thereof). The foregoing agreement of Tenant to attorn shall survive any foreclosure sale or conveyance in lieu thereof. Tenant's agreement to attorn to any purchaser or grantee described above is contingent upon receipt of a fully executed non-disturbance agreement reasonably acceptable to Tenant. Tenant shall upon demand at any time, before or after any such foreclosure sale or conveyance in lieu thereof, execute, acknowledge, and deliver to Landlord's mortgagee or any successor thereof or any then-owner of the Building any written instruments and certificates evidencing such attornment as Landlord's mortgagee may reasonably require.


                         SECTION 22 - QUIET ENJOYMENT

     Tenant shall, during the Term, peaceably and quietly enjoy the Premises without disturbance from Landlord or any other persons acting by, through, or under Landlord; subject, however, to (i) the terms of this Lease; (ii) the right of Landlord to construct on the Land any additional buildings or other improvements now or hereafter permitted by the governmental authorities having jurisdiction over Landlord's property, provided such buildings or improvements do not unreasonably interfere with Tenant's permitted use and enjoyment of the Premises; (iii) the right of Landlord to conduct renovations to the Building or make alterations to the Building so long as Landlord's exercise of these rights does not unreasonably interfere with Tenant's permitted use and enjoyment of the Premises, or interfere with Tenant's access to the Premises; and (iv) any existing or future Title Restrictions affecting the Project, so long as none of the foregoing unreasonably interferes with Tenant's permitted use and enjoyment of the Premises. This covenant and all other covenants of Landlord in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Project.


                      SECTION 23 - SIGNS AND FURNISHINGS

Section 23.01 Except as provided in this Section 23, no sign, advertisement, or notice referring to Tenant shall be inscribed, painted, affixed, or otherwise displayed on any part of the exterior or the interior of the Building, without the prior written consent of Landlord, in its reasonable discretion, except those installed by Landlord in the lobby area, on the directories and the entrance door to the Premises and such other areas, if any, as Landlord may determine in its reasonable discretion. Subject to the conditions and limitations set forth in this Lease, Landlord reserves the right to affix, install, and display signs, advertisements, and notices on any part of the exterior or interior of the Building. If Tenant shall display or install any sign, advertisement or notice in violation of this Section 23, and does not remove same within two (2) days after written request from Landlord, Landlord may remove it at Tenant's cost and expense, and all out-of-pocket costs incurred by Landlord shall be repaid by Tenant within ten (10) days after demand by Landlord.

Section 23.02 So long as Tenant is leasing more than fifty percent (50%) of the floor area in the Building, Tenant shall have the right to install one or more lighted signs on the exterior of the Building (the "Sign(s)"), which Sign(s) shall identify Tenant with the name "LCC" or such other name or logo selected by Tenant, including the name of a parent company or related entity as selected by Tenant, provided that the Signs are permitted under the laws, rules and regulations of the County and that such Signs conform to all such laws, rules and regulations, and subject to the terms and conditions set forth herein. Tenant shall select the location and size of the Signs, subject to County approval, it being understood, however, that Tenant shall be entitled to its proportionate share of all exterior signage allocated by the County, based upon the ratio that the Rentable Area of the Premises bears to the Rentable Area of the Building. The design, location, materials, installation

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technique, color and type of lighting, if any, of any Sign shall be (A)
tasteful, and consistent with signs installed on buildings comparable to the Buildings which are located in WEST*PARK Office Park; (B) consistent with the design, quality, materials and character of the Building; and (C) subject to Landlord's approval, in its reasonable discretion. All costs of installing and maintaining the Signs shall be borne by Tenant; provided, however, that if any portion of the Tenant Allowance remains after the completion of and payment for the Tenant Improvements, Tenant may use the Tenant Allowance to pay for the cost of installing the Sign. Any such Signs shall be installed and maintained by a contractor selected by Tenant and approved by Landlord. Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from the installation of such Signs. If Tenant's name changes, or if Tenant elects to change the name on the Signs, Tenant shall have the right, at Tenant's sole cost and expense, to have new Signs installed to reflect such name change, subject to all the requirements and conditions set forth in this Section 23. Upon the expiration or earlier termination of this Lease, Tenant shall remove any Sign installed pursuant to this Section, and shall repair any damage caused thereby.

Section 23.03 So long as Tenant is leasing more than fifty percent (50%) of the floor area in the Building, Tenant shall have the right to install a free-standing, ground-level monument sign on the Land (the "Monument") in a location selected by Tenant, and approved by Landlord, in its reasonable discretion, and Landlord shall cause to be inscribed on the Monument lettering which identifies Tenant with the name "LCC" or such other name or logo selected by Tenant, including the name of a parent company or related entity selected by Tenant ("Tenant's Lettering"); provided that the Monument and Tenant's Lettering shall be permitted under and conform to all applicable laws, rules and regulations of the County. Tenant shall obtain all governmental approvals and permits required for the installation of the Monument and Tenant's Lettering. Tenant's right to place Tenant's Lettering on the Monument shall be exclusive to Tenant, and no other tenant of the Building shall have any such rights, or the right to have another monument or other sign, plaque or other means of identification placed on the Land or the Building, until the Term of this Lease expires or is otherwise terminated.
The Monument and the Tenant Lettering shall be installed and maintained by a contractor selected by Tenant and approved by Landlord in its reasonable discretion. The design, size, color, exact location and other attributes of the Monument and Tenant's Lettering shall be obtained by Tenant, subject to Landlord's approval in its reasonable discretion. All costs of installing and maintaining the Monument shall be borne by Tenant; provided, however, that if any portion of the Tenant Allowance remains after the completion of and payment for the Tenant Improvements, Tenant may use the Tenant Allowance to pay for the cost of installing the Monument. Subject to Tenant's rights hereunder, Landlord shall have the right, at Landlord's expense, to install and maintain monument signage, similar to other monument signage installed by Landlord in WEST*PARK Office Park, in a location mutually acceptable to Landlord and Tenant, to identify the Building.

Section 23.04 Furnishings. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. In no event shall Tenant place on any part of the floor of the Premises a load exceeding eighty (80) pounds per square foot (live load) and twenty (20) pounds per square foot (dead load) (the "Load Capacity"). Any and all damage or injury to the Premises or the Building caused by moving heavy or fixtures which exceed the Load Capacity, or the same being in or upon the Premises, shall be repaired by and at the sole cost of Tenant. Furniture, equipment, and other bulky matter of any description shall be delivered to the Premises only through the designated service entrance of the Building and the designated service elevator. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant's furniture, equipment, or other material there delivered or deposited.


                      SECTION 24 - DEFAULTS AND REMEDIES

Section 24.01 Events of Default. The occurrence of any one or more of the following events shall constitute a "Default" under this Lease: (a) if Tenant fails to pay any installment of Monthly Base Rent and/or any monthly installment of Additional Rent as and when such Rent becomes due, and such failure shall continue for more than five (5) business days after Landlord gives Tenant written notice of such failure; (b) if any petition is filed by or against Tenant under any present or future Section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within ninety (90) days of commencement), or if any order for relief shall be entered against Tenant in any such proceedings; (c) if Tenant makes an assignment for the benefit of, or a transfer in fraud upon, its creditors; (d) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant, which appointment is not vacated within sixty (60) days following the date of such appointment; (e) Tenant fails to maintain its required insurance coverage, and such failure continues for five (5) days after notice from Landlord; or (f) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than ten (10) business days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such ten (10) business-day period, if Tenant does not commence to correct such default within said ten (10) business-day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause a default under any deed of trust, mortgage, underlying lease, tenant lease or other agreement applicable to the Project.

Section 24.02 Remedies. Upon the occurrence of any Default, Landlord shall have the right, at Landlord's option, to terminate this Lease. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provisions of this Section 24.02 shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth (other than self-help) or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice; subject, however, to the right of Landlord to recover from Tenant all Rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Whether or not this Lease is terminated by reason of Tenant's Default, Landlord shall add the Premises to its inventory of available space and shall use commercially reasonable efforts to relet the Premises; provided, however, that in no event shall Landlord be required to lease the Premises, or any portion thereof, in preference to other premises owned by Landlord or an affiliate thereof. If the entire Rent provided in this Lease plus the costs, expenses, and damages hereafter described shall not be realized by Landlord in any such reletting, Tenant shall be liable for all reasonable damages sustained by Landlord, including without limitation deficiencies in Base Rent and Additional Rent, the value of any rent abatement, tenant allowance or other payments provided to, or for the benefit of, such replacement tenant, attorney's fees and expenses reasonably incurred, brokerage fees which shall be prorated if the term of the new lease extends beyond the end of the date on which this Lease would have expired but for Tenant's default, and the expense of placing the Premises in rentable condition. Landlord shall in no way be responsible or liable for any failure to collect any rent due and/or accrued from such reletting. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the Expiration Date. As an alternative to recovering Rent due as it accrues, Landlord may, upon termination of this Lease, accelerate the Rent reserved in this Lease for the remainder of the Term, whereupon Tenant shall pay to Landlord the difference between (a) the aggregate amount of Rent reserved in this Lease for the remainder of the Term discounted to present value, minus (b) the then reasonable rental value of the Premises for the remainder of the Term discounted to present value. For purposes of the preceding sentence, "present value" shall be calculated using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term.
The foregoing acceleration of Rent shall not preclude Landlord from recovering all other damages (other than future Rent) identified herein.

Section 24.03 Remedies Cumulative. All rights and remedies of Landlord or Tenant set forth herein are in addition to all other rights and remedies available to Landlord or Tenant at law or in equity. All rights and remedies available to Landlord or Tenant hereunder, or at law or in equity, are expressly declared to be cumulative, including without limitation the right to injunctive relief, specific performance, reasonable attorneys' fees and damages arising from any Default by Tenant or a Landlord Default (hereinafter defined) hereunder. The exercise by Landlord or Tenant of any such right or remedy shall not prevent the concurrent or subsequent exercise of any such right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any Default by Tenant or any Landlord Default hereunder or of any of Landlord's or Tenant's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any Default by Tenant and Tenant shall not be deemed to have waived any Landlord Default hereunder unless such waiver is set forth in a written instrument signed by Landlord or Tenant, as the case may be. If Landlord waives in writing any Default by Tenant, or Tenant waives in writing any Landlord Default, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease, except as to the specific circumstances described in such written waiver.

Section 24.04 No Acceptance or Surrender. No act or thing done by Landlord or its agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous Default. Landlord's acceptance of Rent following a Default hereunder shall not be construed as a waiver of such event of Default. No waiver by Landlord or Tenant of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Landlord or Tenant to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of this Lease.

Section 24.05 Customs and Practices. No custom or practice which may develop between the parties in the administration of the terms of this Lease shall be construed to waive or lessen Landlord's or Tenant's right to insist upon strict performance of the terms of this Lease.

Section 24.06 Payment of Tenant's Obligations by Landlord. In the event of a Default, Landlord may, but shall not be required to, make such payment or do such act required to be performed by Tenant. If Tenant fails to act and Landlord makes such payment or does such act, all costs and expenses incurred by Landlord shall be due and payable upon demand by Tenant to Landlord. The taking of such action by Landlord shall not be considered as a cure of such Default by Tenant, nor shall it prevent Landlord from pursuing any remedy Landlord is otherwise entitled to in connection with such Default.

Section 24.07  Default by Landlord.

     (a) Landlord Default. The occurrence of any of the following shall constitute a "Landlord Default" hereunder: (i) Landlord shall have failed to pay when due any sum owing from Landlord to Tenant hereunder, and such failure shall continue for a period of more than ten (10) days after Tenant delivers notice to Landlord of such failure (or such other period as may be provided in this Lease); or (ii) the neglect or failure of Landlord to perform or observe any of the material terms, covenants or conditions contained in this Lease on Landlord's part to be performed or observed which is not remedied by Landlord within thirty (30) days after Tenant shall have given to Landlord (and any lender possessing a mortgage on the Building with respect to which Tenant has received written notice from Landlord or such lender) notice specifying such neglect or failure, provided that, for any neglect or failure which cannot reasonably be cured within such thirty (30)-day period, the cure period therefor shall be extended for such time as is reasonably necessary to effect a cure of such neglect or failure, on the condition that Landlord shall immediately commence and diligently pursue such cure to completion, and that promptly upon determining that the thirty (30)-day cure period is inadequate, Landlord shall provide notice to Tenant of the steps being taken to cure such neglect or failure, and the amount of time reasonably estimated by Landlord to effect such cure.

     (b) Tenant's Remedies. Upon the occurrence of a Landlord Default, Tenant may, if such Landlord Default is not cured within the time period set forth in subparagraph (a), above, (A) sue Landlord for actual damages arising from such breach; or (B) make any payment or perform any act required to be performed by Landlord, whereupon all costs and expenses incurred by Tenant, plus interest thereon at the Default Rate, shall be immediately due and payable by Landlord to Tenant. If any monies referred to in clause (B), above, are not repaid in full by Landlord within three (3) business days after demand therefor by Tenant, and Tenant elects to sue Landlord for said amount and recovers a judgment or arbitration award stating that Tenant is entitled to a specified amount from Landlord, Tenant may offset against future Rent the amount of Tenant's judgment or arbitration award, in an amount not to exceed Ten Thousand Dollars ($10,000) per month, until paid in full. Tenant shall, in addition to any other remedy available hereunder or at law or in equity, have the right of injunction and the right to invoke any remedy allowed at law or in equity, including specific performance, injunctive relief, reasonable attorneys' fees and actual damages incurred by Tenant as a result of such Landlord Default. Any reference in this Section to any particular remedy shall not preclude Tenant from exercising any other remedy set forth elsewhere in this Lease or otherwise available to Tenant at law or in equity.


                        SECTION 25 - SECURITY DEPOSIT

Section 25.01 Application of Security Deposit. Upon execution of this Lease, Tenant shall deliver to Landlord the sum stipulated in the Basic Lease Information as a Security Deposit. Landlord shall maintain such deposit in a separate money market account with Signet Bank (or such other institution designated by Landlord and approved by Tenant in its reasonable discretion), and the interest thereon shall accrue to the benefit of Tenant; provided, however, that such interest shall be considered part of the Security Deposit to the extent Landlord desires to apply the

Security Deposit on account of a Tenant Default pursuant to this Section. The Security Deposit shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions, and agreements under this Lease. Within thirty (30) days after the expiration of the Term, or as soon thereafter as Tenant has vacated the Premises, Landlord shall return the Security Deposit, with all accrued interest thereon, to Tenant, less such portion thereof as Landlord shall have reasonably appropriated to satisfy any Default by Tenant hereunder. In the event of any Default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for the payment of: (i) any Base Rent, Additional Rent or any other sum as to which Tenant is in Default,
(ii) any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Building pursuant to Section 13 hereof, or (iii) any amount Landlord may spend, or become obligated to spend, to compensate Landlord for any losses incurred by reason of Tenant's Default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises. If any portion of the Security Deposit is so used or applied, within three (3) business days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall constitute a Default under this Lease.

Section 25.02 Transfer of Security Deposit. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall transfer the Security Deposit to the purchaser or assignee, in which event Tenant shall look only to the new landlord for the return of the Security Deposit (subject to the provisions of this Lease), and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit.


              SECTION 26 - LANDLORD'S LIEN AND SECURITY INTEREST

     Landlord shall have a lien upon, and Tenant hereby grants to Landlord a security interest in, all tangible personal property and equipment of Tenant located in the Premises (except as provided below), as security for the payment of all Rent and the performance of all other obligations of Tenant required by this Lease. At any time after (a) a Default by Tenant hereunder, and (b) Landlord has regained possession of the Premises, Landlord, in accordance with all applicable laws and by applicable legal process (and expressly excluding any self-help remedies), may levy upon any and all personal property and equipment belonging to Tenant which may be found in and upon the Premises, except as set forth below. Notwithstanding anything to the contrary herein, Landlord shall not have a lien as security interest in any of Tenant's books and records, documents, correspondence, computer software and files, any proprietary information relating to Tenant's business operations, and any personalty owned by any of Tenant's employees, agents or contractors. If, after judicial levy as aforesaid, Tenant fails to redeem the personal property and equipment being levied upon by Landlord by payment of all sums due Landlord under and by virtue of this Lease, Landlord shall have the right, after sixty (60) days written notice to Tenant, to sell such personal property and equipment so seized at public or private sale and upon such terms and conditions as Landlord may deem advantageous. After the payment of all proper charges incident to such sale, the proceeds thereof shall be applied to the payment of any and all sums due to Landlord pursuant to this Lease. In the event there shall be any surplus remaining after the payment of all sums due to Landlord, such surplus shall be paid over to Tenant. Landlord shall have all of the rights and remedies of a secured party under the Virginia Uniform Commercial Code. Landlord agrees that it shall subordinate its lien to the lien, leasehold interest or other interest of any equipment lessor or lender (including any lender which financed the purchase of any equipment purchased by Tenant for use in the Premises); provided that Landlord shall waive its lien if required by any such lender or any equipment lessor with respect to any property or equipment, the purchase or acquisition of which such lender or lessor has financed or agrees to finance for Tenant, if any such equipment lease shall preclude any additional liens (including subordinate liens). Upon request by Landlord, Tenant shall execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof. A photographic reproduction of this Lease shall be sufficient as a financing statement, but shall be filed as such only in the event Tenant fails to execute or deliver a financing statement requested by Landlord hereunder.


                         SECTION 27 - RENEWAL OPTION

Section 27.01 Tenant shall have the right to renew and extend the Term of this Lease with respect to the Premises then subject to this Lease for the Renewal Terms (hereinafter defined) upon and subject to the terms and conditions set forth below.

Section 27.02. Tenant may extend this Lease for two (2) additional periods (the "Renewal Terms") of five (5) years each by giving written notice thereof (the "Extension Notice") to Landlord no later than nine (9) months prior to the expiration of the initial Term (or the first Renewal Term, as the case may be) of Tenant's desire to extend the Term. The Renewal Term shall commence immediately upon the expiration of the initial Term (or the first Renewal Term, as the case may be), and upon the delivery by Tenant of its Irrevocable Notice (hereinafter defined) hereunder, the Expiration Date of the Term shall automatically become the last day off the applicable Renewal Term. If Tenant does not exercise its rights to a Renewal Term in a timely manner, Tenant's failure shall conclusively be deemed a waiver of its rights to all Renewal Terms. Tenant shall not be entitled to exercise its right to a Renewal Term if there exists a Default by Tenant under this Lease at the time Tenant submits the Extension Notice or the Irrevocable Notice to Landlord.

Section 27.03. Base Rent for the first Lease Year of each Renewal Term shall be the greater of (a) the product of (i) the Base Rent in effect for the previous Lease Year (which Base Rent shall not reflect any rental abatement) multiplied by (ii) one hundred two percent (102%), or (b) the Fair Market Rental Rate (hereinafter defined) of the Premises as of the first day of the applicable Renewal Term, multiplied by the number of square feet of Rentable Area then comprising the Premises. For purposes hereof, the term "Fair Market Rental Rate" shall mean the fair market rental rate per square foot of rentable area that would be agreed upon between a landlord and a tenant renewing the term of a lease for comparable space as to size, use, location and configuration, in a comparable building as to location, quality and age, with a comparable build-out, a comparable term and a comparable base year for operating expense and real estate tax pass-throughs.

Section 27.04. Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver a statement to Tenant setting forth Landlord's good faith determination of the Fair Market Rental Rate for the first Lease Year of the Renewal Term in question (the "Landlord FMV Notice"). Provided that Tenant gives written notice to Landlord of Tenant's irrevocable election to exercise the renewal option under this Section 27 within ten (10) business days after receipt of the Landlord FMV Notice (the "Irrevocable Notice"), Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days after the date on which Landlord receives Tenant's Irrevocable Notice in order to establish the Base Rent for the first Lease Year of the applicable Renewal Term. If Tenant fails to irrevocably elect to extend the Term under this
Section 27 by delivering the Irrevocable Notice to Landlord within ten (10) business days after receipt of the Landlord FMV Notice, Tenant's right to extend the Term shall, at Landlord's sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion. In the event that Tenant timely submits the Irrevocable Notice to Landlord, and Landlord and Tenant are unable to agree upon the Base Rent for the first Lease Year of the applicable Renewal Term within said thirty (30) day period, the Fair Market Rental Rate for the Premises shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one of whom shall be named by Tenant, and the two (2) so appointed shall select a third. Each real estate broker so selected shall be licensed in the Commonwealth as a real estate broker specializing in the field of commercial office leasing in the Tysons Corner area, having no less than ten
(10) years experience in such field, who is a life member of the Greater Washington Commercial Association of Realtors and is recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty
(30) day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten
(10) days after they both have been appointed, and each broker, within fifteen
(15) days after the third broker is selected, shall submit his or her determination of the Fair Market Rental Rate. The Fair Market Rental Rate to be employed herein shall be the mean of the two (2) closest rental rate determinations. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

Section 27.05 Except as provided in this Section 27, the leasing of the Premises for each Renewal Term shall be upon the same terms and conditions as are applicable for the original Term, and shall be upon and subject to all of the provisions of this Lease, including without limitation the obligation of Tenant to pay Additional Rent hereunder.


               SECTION 28 - GUARANTEE OF LANDLORD'S OBLIGATIONS

                             Intentionally Deleted


                         SECTION 29 - CAFETERIA SPACE

                             Intentionally Deleted


               SECTION 30 - ATTORNEYS' FEES AND LEGAL EXPENSES

     In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable attorneys' fees and reasonable court costs incurred by such party in such action or proceeding as the court or arbitrator may find to be reasonable.


                             SECTION 31 - NOTICES

Section 31.01 Any notice, demand, request, consent, approval or other communication which either party hereto is required or desires to give or make or communicate to the other shall be in writing and shall be given or made or communicated by United States registered or certified mail or by any overnight or express mail service which provide receipts to indicate delivery, addressed to the parties hereto at the respective addresses specified in the Basic Lease Information, or at such other address as they have subsequently specified by written notice.

Section 31.02 All notices shall be effective upon being deposited in the manner prescribed above; however, the time period in which a response to such notice must be given shall commence to run from the date of receipt by the addressee thereof as shown on the return receipt of the notice. Rejection or other refusal to accept or the inability to deliver, because of changed address of which no notice was given, shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.


                          SECTION 32 - MISCELLANEOUS

Section 32.01 No Partnership. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

Section 32.02  Brokers.  Landlord recognizes the Brokers identified in
Section 1.01.R of this Lease, as the "Brokers" under this Lease, and shall pay the Brokers' commissions pursuant to separate agreements between the Brokers and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided herein, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. In the event of a breach by a party of the foregoing representation and warranty (the "Defaulting Party"), the Defaulting Party shall indemnify and hold the other party harmless from and against any claims, damages or expenses (including any claims for brokerage or other commissions asserted by any broker or agent) which may arise as a result of such breach.

Section 32.03 Severability. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement, If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and for any provision held invalid, illegal or unenforceable, there shall be substituted a provision of similar import reflecting the original intent of the parties to the fullest extent permissible by law.

Section 32.04 Trial by Jury. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, or any claim of injury or damage.

Section 32.05 Pre-arbitration Procedure. In any circumstance where this Lease provides that a matter shall be submitted to arbitration, except for the "expedited arbitration" procedure set forth in the Work Agreement, the parties agree to first attempt to resolve the matter themselves. Prior to submitting such a matter to arbitration a party shall deliver a written notice to the other outlining the matter in controversy (the "Controversy'). The parties agree to meet and attempt to resolve the Controversy within five (5) days after the recipient of the notice receives same to attempt to resolve the Controversy. If the Controversy has not been resolved within such five (5) day period, a party shall, prior to submitting the Controversy to arbitration, deliver a written notice to the other requiring the president of Landlord and the president of Tenant to meet within ten (10) business days to attempt to resolve the Controversy. If the president of either party is unavailable, they shall designate a person in their stead, who shall have full authority to resolve the Controversy. If such meeting or meetings do not resolve the Controversy within such ten (10) day period, either party may submit the controversy to arbitration in accordance with the applicable provision of this Lease.

Section 32.06 Captions. The article, part, and Section headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the provisions hereof. Words of any gender used in this Lease shall include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

Section 32.07 Benefit and Burden. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors, and, to the extent permitted under this Lease, assigns of the parties hereto.

Section 32.08 No Representations by Landlord. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as expressly set forth in this Lease.

Section 32.09 Entire Agreement. This Lease sets forth the entire agreement between the parties and cancels all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

Section 32.10 No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless this Lease is consented to by any lender and any lessor to Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant.

Section 32.11 Authority. If either party to this Lease signs as a corporation, such party represents and warrants that the corporation is a duly organized and existing corporation, that the corporation has been and is qualified to do business in the Commonwealth, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If either party signs as a partnership, trust, limited liability company or other legal entity, such party represents and warrants that such entity has complied with all applicable laws, rules, and governmental regulations relative to its right to do business in the Commonwealth, that such entity has the full right and authority, to enter into this Lease, and that all persons signing on behalf of the such entity were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

Section 32.12 Governing Law and Construction. This Lease shall be governed by and construed under the laws of the Commonwealth. Printed parts of this Lease shall be as binding on the parties hereto as other parts hereof. Parts of this Lease which are written or typewritten shall have no greater force or effect than and shall not control parts which are printed, but all parts shall be given equal effect. Landlord and Tenant declare that they have read and understand all parts of this Lease, including all printed parts thereof. Landlord and Tenant acknowledge that it has consulted with counsel in connection with this Lease. Should any provisions of this Lease require judicial interpretation it is agreed that the court or arbitrator interpreting or considering same shall not apply the presumption that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease.

Section 32.13 Restriction on Leasing Space to Other Telecommunications Tenants. Intentionally Deleted.

Section 32.14 Use of Name of Building. Tenant shall not, without prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant on the Premises.

Section 32.15  Time of Essence.  Time is of the essence in this Lease.

Section 32.16 Approvals. Whenever any approval or consent is to be given or made by Landlord or Tenant hereunder, such approvals or consents shall not be unreasonably withheld, conditioned or delayed, unless otherwise specifically provided herein.

Section 32.17 Consequential and Punitive Damages. Notwithstanding any other provision in this Lease to the contrary, neither party shall be liable to the other for consequential or punitive damages and each party hereby waives all claims against the other for any such damages.

Section 32.18 Survival. Except as expressly set forth herein to the contrary, all of Landlord's and Tenant's obligations hereunder, including without limitation any indemnification obligation or obligation to pay money, shall survive the termination of this Lease.

Section 32.19 Landlord's Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees to look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any the mortgagee of the Project. No other assets of Landlord or any partners, shareholders or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. As used herein, the phrase "estate and property of Landlord" shall expressly include (a) the Project; (b) all rents and profits from the Project;
(c) all insurance and condemnation proceeds from the Project; (d) all proceeds of any sale of the Project; and (e) all proceeds of any financing or refinancing of the Project.

Section 32.20 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant (other than payment of Rent), there shall be excluded from the computation any such period of time any delays due to strikes, riots, war, acts of God, shortages of labor or materials, acts or decrees by a governmental authority (such as a moratorium) which prevent such party from acting, or any other similar type of cause or event beyond the reasonable control of such party.

Section 32.21 ERISA Covenant. Tenant represents and warrants to Landlord, and The Prudential Insurance Company of America, its successors and assigns, that to the best of Tenant's current actual knowledge, Tenant is not a pension plan, employee benefit fund government plan subject to regulation as such by any Federal or state laws, rules, regulations or orders, and specifically that the best of Tenant's current actual knowledge: (i) Tenant is not a pension fund, employee benefit plan or other fund subject to the provisions of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"),
(ii) Tenant is not a "government plan" as defined in Section 3(32) of ERISA,
(iii) Tenant is not a "party in interest" (as defined in ERISA) with respect to any of the above (other than as an employer of employees who are covered by a pension fund, employee benefit plan or other fund subject to the provisions of ERISA), (iv) no source of Tenant's funds constitute "plan assets" as defined in ERISA and within the meaning of 29 C.F.R. Section 2510.3-101, or assets of any government plan within the meaning of Section 3(32) of ERISA, and (v) Tenant is not a "party in interest" with respect to The Prudential Insurance Company of America. Tenant covenants that it will not intentionally discontinue the status described herein during the Term, except may be consented to by Landlord from time to time, in Landlord's sole and absolute discretion, and that Tenant will re-certify the foregoing to Landlord within ten (10) days after Landlord's written request.

Section 32.22. Waiver of Redemption. Tenant hereby expressly waives (to the extent legally permissible), for itself and all persons claiming by, through or under it, any right of redemption, or restoration of the operation of this Lease, under any present or future law, including, without limitation, as provided in Va. Code





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


Section 55-247, in the event Tenant shall ever be in Default hereunder and Landlord shall terminate this Lease in accordance with the terms hereof, or in the event Landlord shall obtain possession of the Premises as herein provided. Notwithstanding anything to the contrary in this Lease, the Premises shall not used in whole or in part for residential purposes, and shall not be redeemable under any provision of law now or hereafter in effect.

Section 32.23. Notice to Lender; Cure by Lender. In the event of any Landlord Default hereunder, Tenant shall, prior to taking any action in connection therewith (including any action to remedy such Landlord Default), send to The Prudential Insurance Company of America, 1200 K Street, NW, Suite 1000, Washington, DC 20005 (or to any subsequent lender of which Tenant has received written notice, including the address thereof), a notice specifying the Landlord Default, whereupon such mortgagee shall have the right, but not the obligation, to cure such Landlord Default on behalf of Landlord, and such mortgagee shall be afforded the same amount of time to cure such Landlord Default as is afforded to Landlord hereunder. Tenant shall have no right to take any other action as a result of a Landlord Default unless and until Tenant complies with the provisions of this paragraph.

     WITNESS the following signatures and seals of Landlord and Tenant made as of the date first hereinabove written.


                              LANDLORD:
                              --------

                              WEST*PARK ASSOCIATES LIMITED PARTNERSHIP

                              By:  Eagle Management Corporation,
                                   General Partner

                                   By:   /s/ G.T. HALPIN
                                         -----------------------
                                         G.T. Halpin, President



                              TENANT:
                              ------

                              LLC, L.L.C.

                              By:  /s/ RICHARD HOZIK
                                   -----------------------
                                   Richard Hozik,
                                   Sr. Vice President and
                                   Chief Financial Officer





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